300 Tower Parkway
Lincolnshire, Illinois 60069

March 12, 2003

DEAR STOCKHOLDER:

Fortune Brands, Inc. will be holding its 2003 Annual Meeting of Stockholders at 1:30 p.m. (Central Daylight Time) on Tuesday, April 29, 2003 at the Marriott Lincolnshire, 10 Marriott Drive, Lincolnshire, Illinois. The sole purpose of the meeting is to consider the business described in the following Notice of Annual Meeting and Proxy Statement.

It is important to ensure that your shares be represented at the meeting, whether or not you personally plan to attend. You can submit your proxy by using a toll-free telephone number or the Internet. Instructions for using these services are provided on the enclosed proxy form. If you decide to vote your shares using the enclosed proxy form, we urge you to complete, sign, date and return it promptly, using the enclosed postage paid return envelope.

Sincerely,

Norman H. Wesley Chairman of the Board and Chief Executive Officer

300 Tower Parkway
Lincolnshire, Illinois 60069

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

March 12, 2003

The Annual Meeting of Stockholders of Fortune Brands, Inc. will be held at the Marriott Lincolnshire, 10 Marriott Drive, Lincolnshire, Illinois, at 1:30 p.m. (Central Daylight Time) on Tuesday, April 29, 2003, to consider and vote upon:

Item 1:     The election of three directors for a term expiring at the 2006 Annual Meeting or until their successors have been elected and qualified (see pages 3 to 20 of the Proxy Statement);

Item 2:     The election of PricewaterhouseCoopers LLP as our independent accountants for 2003 (see page 20 of the Proxy Statement);

Item 3:     The approval of the 2003 Long-Term Incentive Plan (see pages 21 to 26 of the Proxy Statement);

Item 4:     If presented, a stockholder proposal entitled “Shareholder Vote on Poison Pills” (see pages 27 to 28 of the Proxy Statement);

and to transact such other business as may properly come before the meeting.

If you hold common stock or $2.67 Convertible Preferred stock at the close of business on February 28, 2003, you will be entitled to vote at the Annual Meeting. Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) by telephone, (2) through the Internet, or (3) by mail. For specific instructions, please refer to the next page of this Proxy Statement and the enclosed proxy form.

We are also soliciting voting instructions from participants in the Fortune Brands Retirement Savings Plan, Fortune Brands Hourly Employee Retirement Savings Plan and Future Brands LLC Retirement Savings Plan who have invested in the Fortune Brands Stock Fund. We ask each plan participant to sign, date and return the enclosed proxy card, or provide voting instructions by telephone or through the Internet. The proxy card will serve as a voting instruction card when we forward it to the trustee.

Mark A. Roche Senior Vice President, General Counsel and Secretary

This Proxy Statement and accompanying proxy are being distributed on or about March 12, 2003.

VOTING AND PROXIES

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined on the prior page and described in this Proxy Statement, including: (1) the election of directors, (2) election of our independent accountants, (3) approval of the 2003 Long-Term Incentive Plan, and (4) if presented, consideration of a stockholder proposal entitled “Shareholder Vote on Poison Pills.” In addition, management will respond to questions from stockholders.

Who is entitled to vote?

Only holders of record at the close of business on February 28, 2003 of common stock and of $2.67 Convertible Preferred stock are entitled to vote. Each holder of common stock is entitled to one vote per share. Each holder of $2.67 Convertible Preferred stock is entitled to three-tenths (0.3) of one vote per share. There were 145,991,884 shares of common stock and 256,155 shares of $2.67 Convertible Preferred stock outstanding on February 28, 2003.

What is the difference between being a record holder and holding shares in street name?

If you are record holder, that means that your shares are held in your own name. If you own your shares in “street name,” that means that your shares are held in the name of a bank or broker.

How do I vote?

Record holders can vote by filling out the accompanying proxy and returning it in the postage paid return envelope. You can also vote by telephone or the Internet. Voting information is provided on the enclosed proxy. The Control Number, located in the upper right hand corner of the signature side of the proxy, is designed to verify your identity, allow you to vote your shares, and confirm that your vote has been properly recorded.

If you hold shares in street name, you must vote by giving instructions to your broker or nominee. You should follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on the bank’s or broker’s voting process. Your broker or nominee may not be permitted to exercise voting discretion as to some of the matters to be acted upon, such as the 2003 Long-Term Incentive Plan. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Therefore, please give voting instructions to your broker on all four voting items.

How will my proxy be voted?

Your proxy, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions relating to the election of directors and Items 2, 3 and 4. We are not aware of any other matter that may be properly presented other than the election of directors and Items 2, 3 and 4. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your form of proxy or when you cast your proxy by telephone or the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each Item in this Proxy Statement.

In summary, the Board recommends a vote FOR:

•         the election of directors;

•         the election of PricewaterhouseCoopers LLP as our independent accountants for 2003;

•         the approval of the 2003 Long-Term Incentive Plan; and

AGAINST:

•         the stockholder proposal entitled “Shareholder Vote on Poison Pills.”

Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

Will my vote be public?

No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and are only available to the independent Inspectors of Election and certain of our employees who must acknowledge their responsibility to keep your votes secret.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock and $2.67 Convertible Preferred stock entitled to vote will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an Item?

The election of directors will be by a plurality of the votes cast. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

The affirmative vote of shares of common stock and $2.67 Convertible Preferred stock, voted together as one class, representing a majority in voting power of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter is necessary for approval of Items 2, 3 and 4. Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote.

What if I am a participant in the Fortune Brands Retirement Savings Plan, the Fortune Brands Hourly Employee Retirement Savings Plan, or the Future Brands LLC Retirement Savings Plan?

We are also mailing this Proxy Statement and a voting instruction card to participants in the Fortune Brands Retirement Savings Plan, the Fortune Brands Hourly Employee Retirement Savings Plan, and the Future Brands LLC Retirement Savings Plan who invest in the Fortune Brands Stock Fund under the Plans. The Trustee of the Plans, as record holder of shares of our common stock held in the Plans, will vote whole shares attributable to your interest in the Fortune Brands Stock Fund in accordance with your directions given on the proxy card, by telephone or the Internet. If you invest in the Fortune Brands Stock Fund under the Plans and you sign and return the enclosed proxy card, we will forward it to the Trustee of the Plans. The proxy card will serve as instructions to the trustee to vote the whole shares attributable to your interest in the manner you indicate on the card.

Item 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of 10 members and is divided into three classes, having three-year terms that expire in successive years. The term of office of directors in Class II expires at the 2003 Annual Meeting. The Board of Directors proposes that the three nominees described below, each of whom are currently serving as Class II directors, be re-elected to Class II for a new term of three years and until their successors are duly elected and qualified. Because of the recent resignation of John W. Johnstone, Jr., which will be effective immediately prior to the Annual Meeting on April 29, 2003, and the Board’s determination to reduce the number of directors to nine upon Mr. Johnstone’s resignation, only three nominees have been proposed for election. Proxies cannot be voted for more than the number of nominees proposed for re-election. All nominees and all current Class I and Class III directors were elected by the stockholders, except that David M. Thomas was elected by the Board as a Class II director effective July 25, 2000, and J. Christopher Reyes was elected by the Board as a Class I director effective December 10, 2002.

Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The names of the nominees and Class I and Class III directors, along with their present positions, their principal occupations during the past five years, directorships held with other corporations, their ages and the year first elected as a director, are set forth below.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director
	NOMINEES FOR DIRECTORS — CLASS II — TERM EXPIRING 2006
Patricia O. Ewers	Retired since July, 2000; President of Pace University prior thereto.	67	1991
Eugene A. Renna	Retired since January, 2002; Senior Vice President of Exxon Mobil Corporation (oil and petroleum products) from December, 1999 to January, 2002; President and Chief Operating Officer of Mobil Corporation from 1998 to 1999; Executive Vice President of Mobil Corporation prior thereto. Also a director of AK Steel Holding Corporation and Ryder System, Inc.	58	1998
David M. Thomas	Chairman of the Board and Chief Executive Officer of IMS Health Incorporated (pharmaceutical and healthcare information solution provider) since 2000; Senior Vice President and Group Executive of the Personal Systems Group of International Business Machines Corporation from 1998 to 2000; General Manager — Global Industries for IBM prior thereto. Mr. Thomas is also a director of Cognizant Technology Solutions Corporation, The MONY Group Inc. and The Trizetto Group, Inc.	53	2000
	CLASS III DIRECTORS — TERM EXPIRING 2004
Anne M. Tatlock	Chairman and Chief Executive Officer of Fiduciary Trust Company International (global investment management services) since 2000; President and Chief Executive Officer of Fiduciary Trust Company International from 1999 to 2000; President of Fiduciary Trust Company International prior thereto. Also a director of Franklin Resources, Inc. and Merck & Co., Inc.	63	1996

Norman H. Wesley	Chairman of the Board and Chief Executive Officer of Fortune Brands, Inc. since December, 1999; President and Chief Operating Officer of Fortune Brands, Inc. during 1999; Chairman of the Board and Chief Executive Officer of Fortune Brands Home & Office, Inc. prior thereto. Also a director of R.R. Donnelley & Sons Company and Pactiv Corporation.	53	1999

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director
Peter M. Wilson	Chairman of Gallaher Group Plc (tobacco products) since January, 2000; Chairman and Chief Executive of Gallaher Group Plc prior thereto. Also a director of Powergen Ltd. and Somerfield plc.	61	1994
	CLASS I DIRECTORS — TERM EXPIRING 2005
Thomas C. Hays	Retired since December, 1999; Chairman of the Board and Chief Executive Officer of Fortune Brands, Inc. prior thereto.	67	1981
Gordon R. Lohman	Retired since 1999; Chairman and Chief Executive Officer of AMSTED Industries Incorporated (products for the railroad, construction and building markets) prior thereto. Also a director of Ameren Corporation.	68	1990
J. Christopher Reyes	Co-Chairman of Reyes Holdings, L.L.C. (food and beverage distributor). Mr. Reyes is also a director of The Allstate Corporation and Wintrust Financial Corporation.	48	2002

Last year there were five meetings of the Board of Directors. Each director attended at least 75% of the total of the meetings of the Board of Directors and meetings of committees of the Board of Directors of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and others regarding matters of interest and concern to the Company.

For information on the beneficial ownership of securities of the Company by directors and executive officers, see “Certain Information Regarding Security Holdings” on pages 29 and 30.

Committees

The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation and Stock Option Committee, a Nominating and Corporate Governance Committee and a Corporate Responsibility Committee.

Executive Committee

Members	Messrs. Hays, Johnstone (retiring April 29, 2003), Lohman and Wesley and Mrs. Tatlock
Number of Meetings Last Year	Four
Primary Functions	Has all the power of the full Board except for specific powers which by law must be exercised by the full Board.
Audit Committee

Members	Messrs. Reyes, Thomas and Wilson and Mrs. Tatlock
Number of Meetings Last Year	Four
Primary Functions

1.        Retains, subject to shareholder approval, a firm of independent accountants to audit our financial statements and approves the scope of the firm’s audit;

2.        Reviews reports and recommendations of our independent accountants;

3.        Reviews the scope of all internal audits and related reports and recommendations;

4.        Approves all audit and non-audit services provided by our independent accountants;

5.        Monitors integrity of financial statements;

6.        Monitors compliance with financial reporting requirements;

7.        Monitors the independence and performance of our external auditors and the performance of our internal auditors;

8.        Discusses the Company’s financial statements and its quarterly and annual reports to be filed with the Securities and Exchange Commission (the “SEC”); and

9.        Establishes procedures for receiving and responding to concerns regarding accounting and auditing matters.

Compensation and Stock Option Committee

Members	Dr. Ewers and Messrs. Johnstone (retiring April 29, 2003), Lohman and Renna
Number of Meetings Last Year	Five

Primary Functions

1.        Administers our Long-Term Incentive Plans;

2.        Designates key employees who may be granted stock options, performance awards and other stock-based awards;

3.        Designates the number of shares that may be granted to a key employee, within specified limits;

4.        Reviews and approves compensation and goals for the chief executive officer and evaluates his or her performance, in consultation with the Company’s non-employee directors;

5.        Sets compensation for our officers who hold the office of Vice President or a more senior office and recommends compensation levels for the Chief Executive Officers of our operating subsidiaries;

6.        Determines the incentive compensation award for those senior officers under the Annual Executive Incentive Compensation Plan;

7.        Retains any compensation consultants to assist in the evaluation of senior executive compensation and benefits; and

8.        Oversees management’s administration of supplemental retirement and other benefit arrangements, compensation agreements and severance agreements for executive officers.

Nominating and Corporate Governance Committee

Members	Messrs. Johnstone (retiring April 29, 2003), Lohman, Renna and Wilson and Mrs. Tatlock
Number of Meetings Last Year	Four
Primary Functions

1.        Recommends nominees for election as members of the Board of Directors;

2.        Recommends directors for membership on the Audit Committee, Compensation and Stock Option Committee, Corporate Responsibility Committee and Nominating and Corporate Governance Committee, including their Chairmen;

3.        Recommends directors and executive officers for membership on other committees established by the Board of Directors;

4.        Recommends compensation arrangements for non-employee directors;

5.        Develops and recommends a set of corporate governance principles designed to foster an effective corporate governance environment;

6.        Administers our Non-Employee Director Stock Option Plan and the Stock Plan for Non-employee Directors;

7.        Reviews the charters of Board committees; and

8.        Manages the performance review process of the Board, its committees and management.

Corporate Responsibility Committee

Members	Dr. Ewers, Messrs. Hays, Reyes and Thomas and Mr. Clarkson Hine (Vice President-Corporate Communications)
Number of Meetings Last Year	Four
Primary Functions

Reviews and recommends to the Board policies on the Company’s responsibilities to its employees and the community, such as: employee safety, diversity and equal opportunity; philanthropic activities; and the effect of Company operations on the environment.

Stockholders wishing to recommend persons for consideration by the Nominating and Corporate Governance Committee as nominees for election to the Board of Directors can do so by writing to the Secretary of Fortune Brands, Inc. at 300 Tower Parkway, Lincolnshire, Illinois 60069, giving each proposed nominee’s name, biographical data and qualifications. The recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Company’s Restated Certificate of Incorporation also contains a procedure for direct nomination of directors by stockholders (see page 30 of the Proxy Statement).

Director Compensation

Cash Compensation. On September 24, 2002, the Board of Directors approved an increase in the amount of cash compensation to be paid to non-employee directors; the increase took effect on January 1, 2003. Each director who is not an officer or employee of Fortune Brands, Inc. or one of our subsidiaries is paid an annual fee of $50,000 for services as a director and an additional $1,000 for each committee meeting attended. Members of the Audit Committee also receive an additional $7,500 for service on the Audit Committee. Messrs. Lohman and Thomas, Mrs. Tatlock and Dr. Ewers receive an additional $15,000 for service as a chairperson of the Compensation and Stock Option, Audit, Nominating and Corporate Governance and Corporate Responsibility committees.

The Company has an agreement with Mr. Lohman to defer payment of the fees to which he is entitled as a director, including any fees for committee service. Interest on the deferred amounts is accrued quarterly based on the average quarterly treasury bill rate.

Insurance. Directors traveling on Company business are covered by our business travel accident insurance policy which covers our employees generally. We also pay the cost of group life insurance coverage for non-employee directors. The annual cost of group life insurance for 2002 was less than $2,300 for each of our current non-employee directors.

2002 Non-Employee Director Stock Option Plan. Each director who is not an officer or employee of Fortune Brands, Inc. or one of our subsidiaries and was first elected to the Board of Directors after April 30, 1997 is eligible to receive an annual grant of a nonqualified stock option to purchase 2,500 shares of our common stock under the 2002 Non-Employee Director Stock Option Plan, which was approved by stockholders. Under the terms of the 2002 Non-Employee Director Stock Option Plan:

(i)        the option price per share shall not be less than fair market value at the time the option is granted;

(ii)       the option does not become exercisable until the holder has been a director for at least one year after the date of grant (except in the case of death or a change in control of Fortune Brands, Inc.) and may generally be exercised for 10 years from the date of grant;

(iii)     if the holder ceases to be a director by reason of death, disability or retirement after five or more years of service, the option will continue to be exercisable until the expiration date set forth in the option agreement, provided that an option may be exercised within one year from the date of death even though beyond such expiration date; and

(iv)      if the holder ceases to be a director for any other reason, the option shall terminate and cease to be exercisable 30 days after cessation of service, except in the event of a change in control of Fortune Brands, Inc.

The 2002 Non-Employee Director Stock Option Plan provides that each option has a limited right that, in the event of a change in control of Fortune Brands, Inc., is exercised automatically unless the Nominating and Corporate Governance Committee determines that the limited right is exercisable at some other time. This limited right entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and the greater of:

(i)        the highest price per share paid for shares of our common stock acquired in the change in control; and

(ii)       the highest market value of shares of our common stock during the 60-day period beginning on the date of the change in control.

The option will be canceled to the extent of the exercise of the limited right.

Retirement Benefit for Directors Elected Prior to April 30, 1997. Each non-employee director who was elected to the Board of Directors prior to April 30, 1997 and who voluntarily retires or decides not to stand for re-election as a director will receive an annual retirement benefit equal to the annual director’s fee in effect at the time of retirement. This amount will be paid for as many years as the director served on the Board. This amount does not include fees for committee service or for service on boards of directors of subsidiaries. The retirement benefit is payable beginning in the year in which such director retires or attains age 65, whichever occurs later. In the event of the director’s death after retirement, the benefit continues to be paid to the director’s beneficiary until payments have been made for as many years as the director served on the Board. The benefit will be paid to the director’s beneficiary if the director dies prior to retirement and has completed at least three years of service.

The Non-Employee Director Stock Option Plan (the predecessor to the 2002 Non-Employee Director Stock Option Plan) was adopted as a substitute for this retirement program. Directors elected prior to April 30, 1997 had the option to continue to receive years of credit for this retirement benefit or to receive an annual option grant under the Non-Employee Director Stock Option Plan. All of the current directors receive an annual option grant under the Non-Employee Director Stock Option Plan and there are no directors accruing additional years of credit for the retirement benefit.

Stock Plan for Non-employee Directors. Each non-employee director receives 550 shares of our common stock each year under the Stock Plan for Non-employee Directors. The Company has an agreement with Mr. Lohman to defer payment of these shares. While receipt of the shares is deferred, dividends are also deferred and accrue interest quarterly from the dates such dividends would have been paid at a rate equal to the average quarterly treasury bill rate.

Matching Gifts. Directors are covered under our matching gift program. Under this program, the Company makes a 100% match of gifts totaling up to $5,000 annually by the director to an eligible charitable institution.

Charitable Award Program. Each director who is not an officer or employee of the Company is covered under our charitable award program for non-employee directors. Under the program, we will make future contributions of up to $500,000 for each such director to charitable, educational or other qualified organizations designated by the director. The contribution would be made after the death of the director. Our obligation is funded through a combination of Company-owned life insurance policies and self-insurance. Mr. Wilson does not participate in this program.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and executive officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”) is required to file with the SEC reports regarding their ownership and changes in ownership of our equity securities. Reports received by the Company indicate that all these directors and executive officers have filed all requisite reports with the SEC on a timely basis during or for 2002.

EXECUTIVE COMPENSATION

The following table summarizes all compensation earned by the five most highly compensated executive officers during each of our past three fiscal years:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation

					Awards	Payouts

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensa- tion ($)(1)	Securities Underlying Options/ SARs(#)	LTIP Payout ($)(2)	All Other Compensa- tion ($)(3)

Norman H. Wesley	2002	950,000	1,548,000	359,188	190,000	1,611,039	201,300
Chairman of the Board	2001	900,000	722,200	338,871	190,000	721,911	160,847
and Chief Executive Officer	2000	800,000	1,020,000	353,110	200,000	488,278	218,178

Craig P. Omtvedt	2002	495,000	521,900	83,593	95,000	698,117	94,496
Senior Vice President and	2001	475,000	275,000	126,588	95,000	510,399	89,438
Chief Financial Officer	2000	450,000	337,500	106,443	100,000	301,119	73,192

Mark A. Roche	2002	405,000	388,200	81,454	60,000	429,610	134,361
Senior Vice President,	2001	390,000	184,100	107,270	60,000	308,068	119,833
General Counsel and	2000	372,500	279,375	106,884	50,000	170,376	49,355
Secretary

Thomas J. Flocco	2002	390,000	373,800	23,654	75,000	537,013	74,673
Senior Vice President —	2001	370,000	250,000	10,418	75,000	306,578	53,082
Strategy and Corporate	2000	350,000	337,500	0	116,700	132,063	30,745
Development

Mark Hausberg	2002	295,000	282,800	59,902	30,000	198,704	54,778
Senior Vice President —	2001	285,000	134,500	44,654	30,000	128,767	43,301
Finance and Treasurer	2000	275,000	206,250	65,864	36,700	71,311	37,258

______________

Footnotes to Summary Compensation Table

   (1)    We make contributions to trusts to fund supplemental retirement and profit-sharing benefits for certain executives. The executive is taxed on these contributions when they are made, as well as the trust fund earnings, and we provide the executive with an additional amount to pay his taxes. These supplemental retirement and profit-sharing benefits are not taxable to the executive when he receives them after retirement; therefore, we contribute only the amount required to pay the after-tax value of the benefit. The full pre-tax benefits are reported as income to the individual with appropriate tax withholding. These arrangements have been approved by stockholders.

The amount we list above in the “Other Annual Compensation” column includes the following amounts paid to the executive for reimbursement of taxes:

	2002	2001	2000

Norman H. Wesley	$309,166	$324,805	$335,113
Craig P. Omtvedt	48,227	102,832	94,617
Mark A. Roche	60,108	93,829	95,058
Thomas J. Flocco	2,411	0	0
Mark Hausberg	50,980	39,027	57,637

Also included in the Other Annual Compensation column for 2002 are the following dividends paid on performance awards under the Company’s Long-Term Incentive Plans: $50,022 for Mr. Wesley; $35,366 for Mr. Omtvedt; $21,346 for Mr. Roche; $21,243 for Mr. Flocco and $8,922 for Mr. Hausberg.

   (2)    The amount we list in the “LTIP Payout” column is the value of performance awards for the performance period that ended in the year reported. For example, the amount for 2002 includes the performance award paid in 2003 based upon targets achieved for the 2000-2002 period. Executive officers who meet certain internal share ownership guidelines are eligible to receive the performance awards, which are disseminated in shares, in cash. For the award paid in 2003, the full amount was paid in cash to Messrs. Wesley, Omtvedt and Hausberg. Mr. Roche received one-half of his award in cash and the remaining one-half in shares. Mr. Flocco received his full award in shares.

   (3)    The amount we list in the “All Other Compensation” column includes: (a) Company contributions to the tax qualified defined contribution plan of the Company, (b) supplemental profit-sharing amounts under the Company’s Supplemental Plan, and (c) the value of premiums paid by the company under split-dollar life insurance and other life insurance programs. We describe these benefits below.

(a)       Defined Contribution Plan Contributions. Company contributions for 2002 to the Company’s tax qualified defined contribution plan were $24,044 for each of Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg.

(b)       Supplemental Plan. The Supplemental Plan contributes amounts to trusts for the benefit of certain executive officers. The amounts of these contributions are equal to the amounts that would have been contributed under the Company’s tax qualified defined contribution plan if it were not for certain Internal Revenue Code limitations. Supplemental profit-sharing amounts credited under the Company’s Supplemental Plan for 2002 were: $154,709 for Mr. Wesley; $59,901 for Mr. Omtvedt; $40,888 for Mr. Roche; $46,240 for Mr. Flocco; and $24,120 for Mr. Hausberg.

In order to fund the Company’s obligations to provide supplemental profit-sharing benefits under the Company’s Supplemental Plan, the Company made contributions in the following amounts under trust funding arrangements approved by stockholders: $78,214 for Mr. Wesley; $28,716 for Mr. Omtvedt; $22,319 for Mr. Roche; and $14,358 for Mr. Hausberg. These contributions to the trusts are not listed in the “All Other Compensation” column because they were made to fund supplemental profit-sharing liabilities that are already disclosed in the “All Other Compensation” column.

The Company made additional contributions in 2002 in the following amounts to the trusts to fund its obligations for supplemental retirement benefits under the Company’s Supplemental Plan: $379,832 for Mr. Wesley, $34,509 for Mr. Omtvedt, $73,230 for Mr. Roche and $45,951 for Mr. Hausberg. These contributions are not listed in the “All Other Compensation” column because they were made to fund supplemental retirement benefits already disclosed in the Pension Plan table.

(c)       Split-Dollar Life Insurance Program. The Company provides a split-dollar life insurance program for certain executive officers, including Messrs. Wesley, Omtvedt, Roche and Hausberg. All insurance proceeds from the split-dollar life insurance program that exceed the executive’s death benefit are payable to the Company, and the program is designed for the Company to recover at least its aggregate premium cost. The Company elected to prepay its share of the full premiums for the policies covering the executives identified above in two annual installments when the executives first became covered under the program. Mr. Wesley became covered under the program in 1999 and Messrs. Omtvedt, Roche and Hausberg became covered in 1997. Additional split-dollar life insurance was obtained in 1998 and 2000 for Mr. Omtvedt and in 2001 for Mr. Roche in order to provide for increased death benefits attributable to salary increases.

The Company’s share of the premiums for the insurance obtained for Mr. Wesley in 1999 was paid in two annual installments in 1999 and 2000. The Company’s share of the premiums for the increased insurance obtained for Mr. Omtvedt in 2000 was paid in two annual installments, in 2000 and 2001. The Company’s share of the premiums for the insurance obtained for Mr. Roche in 2001 was paid in two installments, in 2001 and 2002.

The amounts set forth in the “All Other Compensation” column for 2000 for Messrs. Wesley and Omtvedt, for 2001 for Messrs. Omtvedt and Roche, and for 2002 for Mr. Roche include the dollar value of insurance premiums paid by the Company in those years for split-dollar insurance, as reduced by the projected refund to the Company on the maturity of the policy calculated on an actuarial basis. For 2002, $62,660 was included for Mr. Roche.

Additional Insurance Programs. The Company provides an additional life insurance program for certain executive officers, including Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg. The amounts set forth in the “All Other Compensation” column for 2002 include the dollar value of insurance premiums paid by the Company in 2002. These amounts are: $21,378 for Mr. Wesley; $9,382 for Mr. Omtvedt; $5,600 for Mr. Roche; $3,220 for Mr. Flocco; and $5,445 for Mr. Hausberg. In addition, the amounts set forth in the “All Other Compensation” column for 2002 include income of $1,169 for each of Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg related to reimbursement of long-term disability insurance premiums.

The following table provides information on grants of stock options made in 2002:

Option/SAR Grants in Last Fiscal Year

	Individual Grants

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date(2)	Grant Date Present Value ($)(3)

Norman H. Wesley	190,000	6.5	49.10	9/23/12	$2,207,800
Craig P. Omtvedt	95,000	3.2	49.10	9/23/12	$1,103,900
Mark A. Roche	60,000	2.0	49.10	9/23/12	$ 697,200
Thomas J. Flocco	75,000	2.6	49.10	9/23/12	$ 871,500
Mark Hausberg	30,000	1.0	49.10	9/23/12	$ 348,600

______________

   (1)    All options are for shares of common stock of the Company. No stock appreciation rights (“SARs”) were granted during 2002. Options are generally not exercisable for one year after the date of grant. The options granted during 2002 become exercisable in three equal annual installments beginning one year after the date of grant.

   (2)    The 1999 Long-Term Incentive Plan provides that each option shall have a limited right (“Limited Right”) which generally is exercised automatically on the date of change in control of the Company. The Limited Right generally entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and (a) the fair market value of such shares at the date of exercise of the Limited Right if the option is an incentive stock option and (b) if the option is a nonqualified stock option, the greater of (i) the highest price per share paid for the shares of common stock of the Company acquired in the change in control and (ii) the highest market value of shares of common stock during a specified period prior to the time of exercise. The option is canceled to the extent of the exercise of the Limited Right.

   (3)    Grant Date Present Value is determined using the Black-Scholes option-pricing model based on the following assumptions:

(a)       an expected option term of four and a half years which reflects a reduction of the actual ten-year term of an option based on historical data regarding the average length of time an optionee holds the option before exercising;

(b)       a risk-free weighted-average rate of return of 2.7%, the rate of a five-year U.S. Treasury Zero Coupon Bond corresponding to the expected option term;

(c)       stock price volatility of 30.6% based on daily closing stock market quotations for the period June 1998 to September 2002; and

(d)       a yield of 2.3% based on the annual dividend rate of $1.08 per share.

The Grant Date Present Values in the table are only theoretical values and may not accurately determine present value. The actual value, if any, to be realized by an optionee will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.

The following table provides information concerning exercise of stock options made during 2002 by each of the following most highly compensated executive officers:

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values(1)

Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)	Number of Securities Underlying Unexercised Options/ SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options/ SARs at FY-End ($) Exercisable/ Unexercisable

Norman H. Wesley	84,949	2,215,119	469,061/383,332	7,123,753/3,298,909
Craig P. Omtvedt	129,801	3,263,531	122,166/191,666	1,459,228/1,649,455
Mark A. Roche	35,850	1,021,037	126,494/116,666	2,295,795/945,219
Thomas J. Flocco	0	0	102,801/163,899	2,131,193/1,607,812
Mark Hausberg	12,397	299,433	129,288/ 62,233	2,102,633/558,448

______________

   (1)    No SARs were exercised during 2002 and no SARs were outstanding as of February 3, 2003.

The following table provides information concerning long-term compensation awards made during 2002 to the following most highly compensated executive officers:

Long-Term Incentive Plan—Awards in Last Fiscal Year
Performance Period 2003–2005

Name	Number of Shares, Units or Other Rights (#)(1)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans

			Threshold (#)	Target (#)	Maximum (#)

Norman H. Wesley	40,000	3 yrs.	20,000	40,000	60,000
Craig P. Omtvedt	16,500	3 yrs.	8,250	16,500	24,750
Mark A. Roche	10,500	3 yrs.	5,250	10,500	15,750
Thomas J. Flocco	13,000	3 yrs.	6,500	13,000	19,500
Mark Hausberg	4,500	3 yrs.	2,250	4,500	6,750

______________

   (1)    Performance share awards were granted for the January 1, 2003–December 31, 2005 performance period. These figures represent the number of shares that will be awarded upon attainment of the average consolidated return on equity and cumulative increase in diluted earnings per share targets for the performance period 2003-2005.

The number of shares of common stock to be delivered for the performance period 2003-2005 is based on the level of achievement of specified operating goals of the Company and its consolidated subsidiaries during the performance period. The target number of shares will be earned if 100% of the targeted average consolidated return on equity and cumulative diluted earnings per share are achieved and an additional amount of shares will be paid if the targeted goals are exceeded, but the maximum number of shares paid will not exceed 150% of the target amount. The threshold amount will be earned at the achievement of approximately 90% of the targeted average consolidated return on equity and cumulative diluted earnings per share. In addition, cash dividend equivalents will be paid, but only to the extent that the performance goals are achieved.

Retirement Plans

The following table sets forth the highest estimated annual retirement benefits payable to persons in the specified compensation and years of service classifications upon retirement at normal retirement date, assuming election of an annuity for the life of the employee only, under the plans of the Company under which executive officers of the Company would be entitled to benefits:

Pension Plan Table

	Estimated Annual Retirement Benefits for Representative Years of Credited Service

Remuneration	10	15	20	25	30	35

$ 500,000	$ 87,500	$ 131,250	$ 156,250	$ 187,500	$ 225,000	$ 262,500
600,000	105,000	157,500	187,500	225,000	270,000	315,000
700,000	122,500	183,750	218,750	262,500	315,000	367,500
800,000	140,000	210,000	250,000	300,000	360,000	420,000
900,000	157,500	236,250	281,250	337,500	405,000	472,500
1,000,000	175,000	262,500	312,500	375,000	450,000	525,000
1,100,000	192,500	288,750	343,750	412,500	495,000	577,500
1,200,000	210,000	315,000	375,000	450,000	540,000	630,000
1,300,000	227,500	341,250	406,250	487,500	585,000	682,500
1,400,000	245,000	367,500	437,500	525,000	630,000	735,000
1,600,000	280,000	420,000	500,000	600,000	720,000	840,000
1,800,000	315,000	472,500	562,500	675,000	810,000	945,000
2,000,000	350,000	525,000	625,000	750,000	900,000	1,050,000
2,200,000	385,000	577,500	687,500	825,000	990,000	1,155,000
2,400,000	420,000	630,000	750,000	900,000	1,080,000	1,260,000
2,600,000	455,000	682,500	812,500	975,000	1,170,000	1,365,000

The estimated retirement benefits in the preceding table include any offset for Social Security benefits. The compensation covered by the plans that provide retirement benefits to executive officers generally includes the categories of “Salary” and “Bonus” from the Summary Compensation Table shown above on page 10, averaged over the five highest consecutive years. The years of service of Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg are 18, 13, 21, 3 and 9, respectively. Mr. Roche, who joined our employ in 1988, has a special retirement arrangement which credited him with service since 1981 in order to recognize that he devoted full time to our legal affairs from 1981 through 1988 while with an outside law firm.

Supplemental Plan. Messrs. Wesley, Omtvedt, Roche and Hausberg are accruing benefits after 1995 under the Supplemental Plan rather than the Company’s tax qualified Retirement Plan. The Supplemental Plan provides that certain senior officers of Fortune Brands, Inc. will receive an annual benefit equal to 52½% of average compensation during the five highest-paid consecutive years of employment if designated by the Compensation and Stock Option Committee to receive this benefit. Messrs. Wesley, Omtvedt, Roche and Hausberg are entitled to this retirement benefit. This 52½% benefit is reduced by 1½% of such average compensation for each year that the officer retires prior to age 65 unless he has completed 35 years of service. The benefit is also reduced by benefits under the Fortune Brands Pension Plan and the retirement plans of our subsidiaries and any prior employer.

The Supplemental Plan also pays the difference between (a) the benefits payable under our tax qualified Retirement Plan and (b) the amount that would be payable under our tax qualified Retirement Plan formula in the absence of Internal Revenue Code limitations on the amount of annual benefits that may be paid from a tax qualified Retirement Plan. The current Internal Revenue Code limit is the lesser of $160,000 or the employee’s average annual compensation during the three highest-paid consecutive years of employment. The Internal Revenue Code also provides that benefits under tax qualified plans cannot be based on compensation in excess of a certain limit, currently $200,000. The Supplemental Plan provides the difference between the amount paid under our tax qualified plans and the amount that would have been paid if the $200,000 limit on compensation were not included therein. In calculating benefits, no credit is given for service in excess of 35 years.

Agreement with Mr. Wesley. Mr. Wesley has an agreement that his average annual compensation under the Supplemental Plan will be determined using his three highest-paid consecutive calendar years of employment rather than five. If Mr. Wesley becomes disabled or dies prior to normal retirement age of 65, his employment is terminated for reasons other than cause, or Mr. Wesley terminates his employment for good reason (as defined in the agreement), Mr. Wesley’s compensation at the date of his retirement will be deemed to have continued until his normal retirement age for purposes of calculating this retirement benefit.

Change in Control Agreements. We have agreements with Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg to provide each of them with benefits if they are terminated following a change in control of Fortune Brands, Inc. Each agreement states that if, subsequent to a change in control, (1) Fortune Brands, Inc. terminates the officer’s employment for a reason other than disability or cause, or (2) the officer decides to terminate his employment for good reason (as defined in the agreement), the officer will receive:

(i)        three years of base salary, three times the amounts for one year of his incentive compensation award and defined contribution plan allocation (and the supplemental profit-sharing allocation under the Supplemental Plan);

(ii)       three additional years of service and earnings credit under our retirement plans and agreements; and

(iii)     three additional years of coverage under our life, health, accident, disability and other employee plans.

If the special excise tax under Section 280G of the Internal Revenue Code applies, the agreements provide that we will restore amounts lost by the executive officer. The Company has established a “rabbi” trust with a bank for the purpose of paying such amounts. The executive officer would also be entitled to retain his split-dollar life insurance policy in order to provide his death benefit, but any insurance proceeds after death in excess of the death benefit will be returned to the Company. Any amounts payable under these change in control agreements are reduced by amounts payable under the severance agreements referred to below.

Severance Agreements. We have agreements with Messrs. Wesley, Omtvedt, Roche, Flocco and Hausberg, to provide each of them with severance benefits without regard to a change in control if Fortune Brands, Inc. terminates their employment for reasons other than disability or cause or if they terminate their employment for “good reason” (as defined in the agreement). The severance agreements provide the same benefits as those described above for a termination of employment following a change in control except that the multiplier is three in the case of Mr. Wesley and two in the case of Messrs. Omtvedt, Roche, Flocco and Hausberg.

Mr. Flocco resigned from Fortune Brands, Inc. to take the position of Executive Vice President and Chief Operating Officer with Jim Beam Brands Worldwide, Inc., the Company’s spirits and wine subsidiary, on January 15, 2003 and is no longer covered under any of Fortune Brands change in control or severance agreements, although he will be covered under similar agreements with Jim Beam.

Report of the Compensation and Stock Option Committee on Executive Compensation

The Company’s executive compensation program assists the Company in attracting, motivating and retaining executives that it needs in order to maximize its return to stockholders.

Toward that end, the program provides:

(i)        competitive levels of salary and total compensation;

(ii)       annual incentive compensation that varies with the annual financial performance of the Company and its various operating companies established for each executive; and

(iii)     long-term incentive compensation to reward long-term financial performance.

The Company provides levels of total compensation for executive officers that are competitive with compensation for executives with comparable responsibilities in corporations of similar size. The Company derives the competitive information from a variety of sources, including surveys of compensation awarded by large, publicly-held corporations. Hewitt Associates, the outside consultant of the Compensation and Stock Option Committee (the “Committee”), and Towers Perrin conducted these surveys. Most of the companies in the survey group are in the S&P 500 and some are in the Peer Group Index described on pages 18 and 19. The Committee relies on a broad array of companies for comparative analysis of executive compensation because the Committee believes that the Company’s competitors for executive talent are more varied than the Peer Group.

Executive compensation is linked to the performance of the Company as well as to individual levels of responsibility and performance. The incentive plans covering executive officers are designed to ensure that the levels of incentive compensation reflect the profitability of the Company and its various operating companies and the performance of the Company’s common stock.

Committee Responsibilities

The Company’s By-laws require that the salaries of Vice Presidents and more senior officers be approved by the Committee. The Committee also has the authority to select corporate performance measures for each year under the Annual Executive Incentive Compensation Plan. If these performance measures are attained, the Committee will determine the allocation of the fund among the participants. In addition, the Committee grants awards under the Company’s 1999 Long-Term Incentive Plan, which in 2002 consisted of stock options and performance share awards. The Committee also reviews the design of the Company’s executive compensation programs, assesses their competitiveness and effectiveness and makes recommendations with respect to them.

Each of the elements of the program is described in the report below, including a discussion of the specific actions taken by the Committee for 2002 concerning the Chief Executive Officer and other executive officers.

Base Salaries

In determining salary adjustments for the Chief Executive Officer and other executive officers, the Committee sought to maintain salary levels that are competitive with the survey group and reflective of an executive’s performance. The salary increase for the Chief Executive Officer for 2002 was 5.6%, which placed the Chief Executive Officer in the third quartile (the fourth quartile being the highest) of the survey group. The average salary increase for executive officers during 2002 was 4.9%, excluding an executive officer who did not receive a 2002 increase because the officer joined the Company in late 2001. The average salary increase for the survey group was 4.4%. The salary levels of the Company’s executive officers were within the third quartile of the survey group.

Annual Incentive Bonuses

The Company’s Annual Executive Incentive Compensation Plan, which was approved by stockholders in 2002, covers officers holding the office of Vice President and above. In January, 2002 the Committee established an incentive bonus fund for the year equal to 2.5% of adjusted net income (defined as the Company’s income from continuing operations). The Company determined net income in accordance with generally accepted accounting principles, as reflected in the audited consolidated statement of income for 2002. The net income is then adjusted by the Company’s independent accountants to:

(i)        eliminate restructuring charges or credits;

(ii)       eliminate other nonrecurring charges or credits, as disclosed in the audited financial statements and notes;

(iii)     include the results of operations for such year from businesses classified as “discontinued operations” prior to the disposition dates; and

(iv)      to the extent not adjusted pursuant to the above items, eliminate gains or losses resulting from the sale, disposal or writedown of intangible assets, land or buildings, charges for impaired assets, businesses, securities resulting from the sale of businesses and the sale of financial instruments.

In order to allocate the incentive bonus fund among the executives, the Committee established a target level for the annual bonuses equal to 85% of salary for Mr. Wesley and 40–55% of salary for all other executive officers. The Company determines the actual bonuses based on the Company’s financial performance, ranging from 0–200% of the target bonus amount. The Committee also established a maximum percentage of the incentive bonus fund that could be awarded to an individual executive officer. These maximum percentages are: 20% to Mr. Wesley, 7.5% to Messrs. Omtvedt, Roche, Flocco and Hausberg and 2.5% to the other executive officers. The Committee has the authority to reduce, but not increase, the incentive bonus award.

The Company determined the Chief Executive Officer and the other executive officers’ target award levels based on competitive practice. Based on growth of earnings per share, the Committee determined that the payment to Mr. Wesley and the executive officers generally should be 191.7% of the target award, adjusted in certain instances to reflect individual performance. The total amount of the incentive bonuses paid to eligible officers for 2002 was 47.4% of the total authorized incentive fund.

Long-Term Incentives

Under the Company’s 1999 Long-Term Incentive Plan, the Committee can grant to key employees of the Company and its subsidiaries a variety of long-term incentives, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, dividend equivalents and other stock-based incentives. During 2002, the Committee granted incentive stock options and nonqualified stock options to executive officers of the Company. Performance share awards and dividend equivalents were also granted for the 2003–2005 performance period.

The Committee intends that stock options and performance awards serve as a significant portion of the executives’ total compensation package. Because of this, annual and long-term incentives make up the major portion of the total compensation of executive officers. They are granted in consideration of present and anticipated performance, as well as past performance. The stock options and performance awards offer the executive officers significant long-term incentives to increase their efforts on behalf of the Company and its subsidiaries, to focus managerial efforts on enhancing stockholder value and to align the interests of the executives with the stockholders.

The Committee’s compensation philosophy is to have long-term incentives that pay more for superior performance and less if performance does not achieve that level. The Committee, in determining stock option and performance award grants to the individual executive officers, considered the percentage of the individual’s base salary that the estimated value of the stock options and performance award would comprise. The Committee sets the percentage that the long-term incentive would represent of base salary at a level comparable to that of similarly-compensated executives in the survey group. The Committee used an option pricing valuation method in making that comparison. The grants are designed so that stock options comprise the greatest portion of the long-term incentive grant (ranging from 61% to 77% of the total long-term incentive grant for individual executive officers). Performance awards comprise the remainder. In 2002, the Committee continued the practice of providing executive officers with annual long-term incentive grants that are at competitive levels recommended by the Committee’s outside consultants.

During 2002 the Committee granted incentive and nonqualified stock options. The options have an exercise price equal to the fair market value of the stock on the date of grant. The options become exercisable in three annual installments beginning one year after the grant date, and expire 10 years after the grant date. Executive officers will realize benefits from stock options only if the market value of the Company’s common stock increases.

The Committee also granted performance share awards for the 2003-2005 performance period that are contingent upon the Company and its subsidiaries achieving specified average return on equity and cumulative diluted earnings per share targets over the performance period. The Company will not pay performance share awards unless approximately 90% or more of the targeted consolidated return on equity and cumulative diluted earnings per share are achieved. In that event, 50% of the target number of shares will be earned. The target number of shares of the Company’s common stock will be earned if 100% of the targeted consolidated return on equity and cumulative diluted earnings per share are achieved. An additional amount of shares will be paid if the targeted goals are exceeded, but the maximum number of shares paid will not exceed 150% of the target amount. In addition, the recipients of these performance awards will receive cash dividend equivalents at the time of payment equal to the cash dividends that would have been paid on the shares had the recipient owned the shares during the performance period. The executive officers have the option to receive their performance share award in cash if they have met the Company’s goals for Company stock ownership. The Committee may adjust performance share awards to reduce the amount received by the recipient.

The performance share award grant when aggregated with the 2002 stock option grant to the individual executive officers placed them within the third quartile of the survey group. Mr. Wesley’s long-term incentive grant placed him at slightly above the mid-point of the survey group. The Committee believes that it is desirable to set a competitive percentile target as compared to the survey group in order to reward executive officers for strong performance and to increase their efforts on behalf of the Company, its subsidiaries and its stockholders.

The Internal Revenue Code limits the allowable tax deduction that may be taken by the Company for compensation paid to the Chief Executive Officer and the other highest paid executive officers required to be named in the Summary Compensation Table on page 10. The limit is $1 million per executive per year, although compensation payable solely based on performance goals is excluded from the limitation. The Committee intends that the annual incentive bonus, stock options and performance awards qualify as performance-based compensation so that these awards may qualify for the exclusion from the $1 million limit.

Compensation and Stock Option Committee
Gordon R. Lohman, Chairman Patricia O. Ewers John W. Johnstone, Jr. Eugene A. Renna

February 24, 2003

Peer Group Index

The Peer Group is composed of the following publicly traded companies in industry segments corresponding to the Company’s current four core businesses:

Spirits and Wine: Allied Domecq PLC, Brown-Forman Corporation, Constellation Brands, Inc. (formerly Canadaigua Brands, Inc.) and Diageo PLC (formerly Guinness PLC);

Home Products: Armstrong World Industries, Inc., The Black & Decker Corporation, Masco Corporation, Newell Rubbermaid Inc. (formerly Newell Co.) and The Stanley Works;

Office Products: Avery Dennison Corporation, General Binding Corporation, Mead Westvaco (formerly The Mead Corporation), Moore Corporation Ltd., The Standard Register Company and Wallace Computer Services, Inc.; and

Golf and Leisure: Brunswick Corporation, Callaway Golf Company, FILA Holdings, S.P.A., Huffy Corporation, K2, Inc. and Reebok International Ltd.

Esselte AB and Hunt Manufacturing Co., which were formerly included in the Office Products segment, have been removed because they are no longer publicly traded companies.

The weighted average total return of the entire Peer Group, for each year, is calculated in the following manner:

(1)       the total return of each Peer Group member is calculated by dividing the change in market value of a share of its common stock, assuming periodic dividend reinvestment, by the cumulative value of a share of its common stock at the beginning of the year;

(2)       each Peer Group member’s total return is then weighted within its industry segment based on its market capitalization at the beginning of the year, relative to the market capitalization of the entire segment, and the sum of such weighted returns results in a weighted average total return for that segment; and

(3)       each segment’s weighted average total return is then weighted based on the percentage of sales, excluding excise taxes, of that segment of the Company for the year, as compared with total Company sales, excluding excise taxes, and the sum of such weighted returns results in a weighted average total return for the entire Peer Group.

The Peer Group Index reflects the weighted average total return for the entire Peer Group calculated for the five year period, starting with a base of $100.

Report of the Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of four directors that are “independent” for purposes of the New York Stock Exchange Listing Standards. The Audit Committee has a written charter that has been approved by the Board of Directors. The charter was most recently revised (in order to reflect passage of the Sarbanes-Oxley Act and proposed revisions to the New York Stock Exchange Listing Rules) by the Board of Directors on February 25, 2003. A copy of the charter is attached as Exhibit A to the Proxy Statement. The Audit Committee has recommended to the Board of Directors (subject to shareholder ratification) the selection of the Company’s independent auditor.

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent auditor has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements and the Company’s quarterly and annual reports to the SEC with management and the independent auditor. Management has confirmed to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has met with the independent auditor and discussed matters required to be discussed by SAS No. 61 (Communication with Audit Committees). The independent auditor has provided an unqualified opinion regarding the Company’s financial statements for the year ended December 31, 2002.

The Company’s independent auditor has also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee has discussed with the independent auditor that firm’s independence. The Audit Committee has also reviewed non-audit services provided by the independent auditor and has considered the compatibility of these services with maintaining the auditor’s independence.

Based upon the review and discussions with management and the independent auditor, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

Audit Committee
David M. Thomas, Chairman Anne M. Tatlock Peter M. Wilson J. Christopher Reyes

February 24, 2003

The Report of the Compensation and Stock Option Committee on Executive Compensation, the Fortune Brands, Inc. Stock Price Performance graph, and the Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Audit Fees

The independent auditor of the Company during the year ended December 31, 2002 was PricewaterhouseCoopers LLP. The aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company’s annual financial statements for the most recent fiscal year and for the review of the Company’s financial information included in its SEC Form 10-Q filings during the year 2002 was $2,957,946.

Financial Information Systems Design and Implementation Fees

During the year 2002, PricewaterhouseCoopers LLP did not perform any financial information systems design and implementation services.

All Other Fees

The aggregate fees billed for all other services rendered to the Company by PricewaterhouseCoopers LLP during the year 2002 was $2,511,200, primarily for the following services: Audit-related services—$850,384; Income tax compliance and related tax services—$1,158,000; and All other fees—$502,816.

Item 2

ELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee and the Board of Directors recommend that you elect PricewaterhouseCoopers LLP as our independent accountants for 2003. In line with this recommendation, the Board of Directors intends to introduce the following resolution at the Annual Meeting (designated as Item 2):

“RESOLVED, that PricewaterhouseCoopers LLP is elected independent accountant for this Company for the year 2003.”

A member of PricewaterhouseCoopers LLP will attend the Annual Meeting to make a statement if he or she desires, and respond to appropriate questions that may be asked by stockholders.

The Board of Directors recommends that you vote FOR Item 2.

Item 3

APPROVAL OF THE FORTUNE BRANDS, INC.
2003 LONG-TERM INCENTIVE PLAN

The Board of Directors has adopted, subject to your approval, the Fortune Brands, Inc. 2003 Long-Term Incentive Plan (the “New Plan”). The New Plan will replace the Fortune Brands, Inc. 1999 Long-Term Incentive Plan (the “Old Plan”) that was approved by stockholders on April 27, 1999. A copy of the New Plan is attached as Exhibit B to the Proxy Statement.

Purpose of Plan

Many corporations, including our competitors, are using long-term performance and stock-based incentive compensation, as well as stock options, to hire and retain outstanding employees. The plan is designed to allow the Company to grant various types of performance-related and stock-based compensation. The New Plan will aid Fortune Brands and our subsidiary companies in securing and retaining key employees of outstanding ability by making it possible to offer them increased incentives, including a proprietary interest in Fortune Brands, to join or continue in service with us or our subsidiary companies and to increase their efforts to enhancing stockholder value.

Summary of Terms of New Plan

The following is a summary of the most important terms of the New Plan. The full text of the New Plan is attached to this Proxy Statement as Exhibit B. Please refer to Exhibit B for a more complete description of the terms of the New Plan. The New Plan is substantially similar to the Old Plan except, as noted below, the New Plan: (a) clarifies that option repricing, as well as any action which has an economic effect similar to repricing of options, is prohibited; and (b) eliminates the early termination of awards upon transfer to a non-majority owned subsidiary. The New Plan also provides that termination of employment will not be considered to be for “retirement”, which permits exercisability of options after retirement and vesting of other awards, unless the participant either (a) has attained age 55 with at least ten years of service and has not been terminated because of non-performance, violation of Company policies or dishonesty or other conduct prejudicial to the Company or (b) has retired under Section 3(b) of the Fortune Brands, Inc. Supplemental Plan.

Types of Awards

The New Plan permits the granting of the same types of awards as under the Old Plan which are:

•	Stock options	•	Restricted stock
•	Stock appreciation rights	•	Other stock-based awards
•	Performance awards	•	Dividend equivalents.

Eligible Participants

The New Plan will be administered by the Compensation and Stock Option Committee (the “Committee”) appointed by our Board of Directors and consisting of at least three non-employee directors. The Committee has the authority to select, from among the key employees eligible for awards, the individuals to whom awards will be granted and the type and amount of each award. There are approximately 725 key employees of the Company and its subsidiaries eligible to receive awards under the Plan. A key employee is any person employed by the Company who is responsible for the management, growth or protection of some aspect of the Company’s business who makes a critical contribution to the Company.

The identity of the key employees to receive awards, and the amounts of awards, under the New Plan are not yet determinable. During 2002, however, 725 key employees were granted stock options covering 2,919,500 shares under the Old Plan, including stock options covering 465,000 shares granted to six executive officers. In addition, during 2002 six executive officers were granted performance awards covering 87,500 shares, assuming performance at target, under the Old Plan. For information about awards under the Old Plan during 2002 to our Chief Executive Officer and our other four most highly compensated executive officers, see “Executive Compensation” on pages 10 to 18. We have not granted stock appreciation rights since 1991 or restricted stock since 1994, nor have we granted other stock-based awards under the Old Plan.

Maximum Number of Shares

Up to 12,000,000 shares of common stock may be granted under the New Plan, but no more than 2,000,000 shares may be granted to any individual. These are the same limits as provided under the Old Plan. These amounts are subject to adjustment for stock splits, stock dividends and other changes in the Company’s capital structure. Shares may be authorized and unissued shares or treasury shares. Shares covered by the unexercised or undistributed portion of any terminated, expired or forfeited award are available for further awards under the New Plan as are shares withheld or delivered for tax withholding or as the exercise price of a stock option. In addition, certain awards may be payable in cash.

No awards may be made under the New Plan after December 31, 2008.

Stock Options and Stock Appreciation Rights

The Committee will set the terms of each option at the time of grant, but the exercise may not be less than 100% of the fair market value at the time of grant. An option will not become exercisable until the participant remains in our employ for at least one year after grant and may be exercisable for ten years unless an earlier expiration date is stated in the option. Payment of the option price must be made in full upon exercise, either in cash or shares of common stock held for at least a year with a market value equal to the option price. The Committee may permit a participant to simultaneously exercise an option and sell the shares of common stock acquired pursuant to a brokerage or similar arrangement and use the proceeds from such sale as payment of the purchase price of such shares. The closing price per share of the Company’s common stock on the New York Stock Exchange on February 24, 2003 was $42.65.

Options may be either incentive stock options or options not qualifying under the Internal Revenue Code. To the extent that the aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is exercisable for the first time by any participant during any calendar year exceeds $100,000, such option will be treated as a nonqualified stock option.

An option will expire three months after termination of employment for reasons other than death, disability or retirement (as defined under the New Plan). If employment terminates by reason of death, disability or retirement (as defined under the New Plan), the option may continue to be exercised until the expiration date stated in the option. In the case of a participant whose principal employer is a subsidiary company, the participant’s employment shall be deemed to be terminated as of the date on which the principal employer ceases to be one of our subsidiaries.

Repricing, changing the terms of an option to lower its option price, or taking any other action which has the economic effect of repricing options, is not permitted under the terms of the Plan.

The Committee is authorized to grant stock appreciation rights in conjunction with a stock option. Stock appreciation rights entitle recipients to receive payments in cash, shares or a combination, of an amount representing the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. To the extent an option is exercised, any stock appreciation right granted in respect of such option is canceled. To the extent a stock appreciation right is exercised, its related option is canceled.

The Committee may grant options which have terms different from incentive stock options and nonqualified stock options in order to comply with foreign tax laws. The Committee may also grant stock appreciation rights without options to key employees in certain foreign jurisdictions that prohibit them from owning common stock.

Performance Awards

The Committee may also grant performance awards under the New Plan. Performance criteria may be selected by the Committee from among the following measures or any combination whether applicable to the Company or any subsidiary or business unit:

•	revenues	•	net income
•	operating income	•	earnings per share
•	operating company contribution	•	economic value added
•	cash flow	•	return on equity or assets
•	income before income taxes	•	total return to stockholders.

The Committee must select a minimum performance goal below which no payment will be made and a maximum performance goal above which no increased payment will be made. The Committee may adjust the performance goals to take into account changes in law and accounting and tax rules and to make adjustments that it decides are necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances. The Committee designates the period over which the performance factors are measured, but the performance period must be at least two years.

Performance awards are forfeited if the participant terminates employment prior to the end of the performance period, unless the termination of employment is by reason of death, disability or retirement under one of our retirement plans.

Performance awards are payable in cash or shares of common stock, or a combination of cash and shares, at the end of the performance period or on a deferred basis, with interest or earnings equivalent, as determined by the Committee. Up to 1,000,000 shares of common stock may be made subject to performance awards. Under the terms of the New Plan, a participant may not be granted performance awards in excess of 500,000 shares or in excess of $10,000,000.

Restricted Stock

The Committee may award shares of common stock which are subject to restrictions and conditions as determined by the Committee. The restrictions typically require a period of service after the date of grant. Shares of restricted stock are non-transferable during the restricted period. Up to 100,000 shares of common stock may be awarded as restricted stock under the New Plan.

Each recipient will be issued a certificate registered in the participant’s name and bearing a legend referring to the terms, conditions and restrictions applicable to the award. Shares of restricted stock are non-transferable during the restriction period. If a participant who has shares of restricted stock terminates employment for any reason other than death, disability or retirement under one of our retirement plans before the restrictions have lapsed, the participant will forfeit all shares that are still subject to the restrictions. Prior to the lapse of restrictions on shares of restricted stock, the participant will have all other rights of a stockholder with respect to the shares.

Other Stock-Based Awards

The Committee may grant other awards under the New Plan pursuant to which shares of common stock (which may, but need not, be shares of restricted stock) are or may in the future be acquired, or awards denominated in stock units, including ones valued using measures other than market value. Up to 100,000 shares of Common Stock may be awarded as other stock-based awards under the New Plan.

Dividend Equivalents

The Committee may, in its discretion, provide that any award other than awards of options or rights under the New Plan may earn dividend equivalents. If any award is outstanding on a dividend record date for common stock, the Committee may credit a participant with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of common stock covered by such award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish the rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies. For example, the Committee may require that the performance goals for a performance award must be satisfied prior to payment of dividend equivalents relating to performance awards.

Change in Control

In the event of a change in control of Fortune Brands, stock options and stock appreciation rights that are not exercisable will become immediately exercisable.

Each stock option also has a limited right (“Limited Right”) which may be exercised during the 60-day period beginning on the date of the change in control (“Limited Right Exercise Period”). The Limited Right entitles the holder to receive the cash equivalent of the number of shares subject to the option multiplied by the difference between the option exercise price per share and:

•         if the option is an incentive stock option, the market value of the shares on the exercise date of the Limited Right; or

•         if the option is a nonqualified stock option, the greater of (i) the highest price per share paid for shares of common stock in the change in control and (ii) the highest market value of shares of common stock during the Limited Right Exercise Period prior to the date of exercise.

A participant whose employment is terminated on or after a change in control may continue to exercise his option or stock appreciation right during the Limited Right Exercise Period unless termination of employment is for “just cause” (as defined in the New Plan). Limited Rights may be deemed to be automatically exercised at the date of the change in control or at any other time during the Limited Right Exercise Period as determined by the Committee. The option is canceled if the Limited Right is exercised. The Limited Right is canceled if the option is exercised.

Performance awards, restricted stock awards, and other stock-based awards will be fully vested (with performance goals deemed to have been achieved at the maximum level) at the date of change in control but the amount of benefit will be prorated based on the length of the performance period or restriction period through the date of the change in control.

A change in control is defined in the New Plan as:

•         the acquisition by a person or group of beneficial ownership of 20% or more of outstanding voting stock;

•         a change in the composition of the Board of Directors that results in a majority of our current directors (or successor directors approved by our current directors) not being continuing directors;

•         a merger, consolidation or sale of substantially all the assets of Fortune Brands in a transaction in which our stockholders immediately prior to the transaction do not own at least 60% of the voting power of the surviving, resulting or transferee entity; or

•         stockholders approval of a complete liquidation or dissolution of Fortune Brands.

The definition excludes purchases or sales of stock by or from the Company or one of our employee benefit plans or trusts.

Amendment and Termination

The Board of Directors has the power to amend the New Plan at any time. It does not have the power, without your approval, to:

•         increase the maximum number of shares authorized for issuance pursuant to the New Plan;

•         change the class of eligible employees to other than key employees;

•         reduce the basis upon which the minimum stock option price is determined;

•         extend the period within which awards under the New Plan may be granted beyond December 31, 2008;

•         provide for a stock option exercisable more than ten years from the date of grant, except in the event of death; or

•         amend Section 5(a)(vi) of the New Plan, which prohibits repricing options.

The Board of Directors may suspend or terminate the New Plan at any time. No such suspension or termination, however, shall affect options or stock appreciation rights then in effect. In the event of termination of the New Plan, performance awards, restricted stock awards and other stock-based awards will be fully vested (with performance goals deemed to have been achieved at the maximum level) but the amount of benefit will be prorated based on the length of the performance period or restriction period through the date of the termination.

Other Terms

The New Plan provides that no award shall be transferable by a participant other than (i) as a gift to extended family members or to a foundation or other entity that they control or (ii) by will or the laws of descent and distribution.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the New Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Incentive Stock Options:

An incentive stock option grant will not result in any immediate tax consequences to Fortune Brands or to the participant. A participant will not realize taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply), provided the participant was an employee of Fortune Brands or one of our subsidiaries at all times from the date the option was granted to the date three months (in the case of a disabled employee, one year) before the date the option is exercised, and we will not be entitled to any deduction. If the participant does not dispose of the stock acquired within one year of receiving it (and two years after such option was granted), gain or loss realized on the subsequent disposition of the stock will be treated as long term capital gain or loss.

If the participant disposes of the stock prior to those times, the participant will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Any gain recognized by the participant on the disposition in excess of the amount taxable as ordinary income will be treated as capital gain, long or short term depending on whether the stock has been held for more than one year. Upon such a disposition, we will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such ordinary income.

Nonqualified Stock Options

The grant of a nonqualified stock option will not result in any immediate tax consequence to Fortune Brands or the participant. Upon exercise of a nonqualified stock option, the participant will realize ordinary income in an amount equal to the market value of the stock at the time of exercise over the option price, and we will generally be entitled to a deduction in the same amount.

Stock Appreciation Rights

The grant of a stock appreciation right will not result in any immediate tax consequence to Fortune Brands or to the participant. Upon the exercise of a stock appreciation right, any cash received and the market value of any stock received will constitute ordinary income to the participant. We will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such income.

Restricted Stock

A participant who receives restricted stock will in most cases be subject to tax at ordinary income rates on the market value of the restricted stock at the time the restrictions lapse.

In the case of a sale of shares after the expiration of the restriction period, the holding period to determine whether the participant has long-term or short-term capital gain or loss begins upon such expiration and the tax basis for such shares will be equal to the market value thereof on such date. In most instances, we will be entitled to a deduction equal to the amount treated as compensation to the participant.

Performance Awards and Other Stock-Based Awards

A participant who receives any performance award or other stock-based award will recognize income, and we will generally be allowed a deduction, when the award is paid. The amount of cash and the market value of the shares of common stock received will be ordinary income to the participant and we will generally be entitled to a tax deduction for the same amount.

Dividend Equivalents

Dividend equivalents generally will be taxed at ordinary income rates when paid to the participant. In most instances they will be treated as additional compensation that we will be able to deduct at that time.

Tax Deductibility Limitation

The Internal Revenue Code limits the allowable tax deduction that may be taken by us for compensation paid to the Chief Executive Officer and the four other highest paid executive officers. The limit is $1,000,000 per executive per year, but compensation payable solely on account of the attainment of performance goals is excluded from the limitation. Under the New Plan, stock options, stock appreciation rights and performance awards (and related performance-based dividend equivalents) are intended to qualify as performance based compensation not subject to the $1,000,000 limitation. Restricted stock and other stock-based awards that are not performance based would be subject to the limitation.

RESOLUTION FOR ITEM 3

The resolution (designated as Item 3) to approve the Fortune Brands, Inc. 2003 Long-Term Incentive Plan is as follows:

“RESOLVED, that the Fortune Brands, Inc. 2003 Long-Term Incentive Plan submitted to this Annual Meeting and as shown in Exhibit B of the Proxy Statement, is approved.”

The Board of Directors recommends that you vote FOR Item 3.

Equity Compensation Plan Disclosure

Below is a table which provides information on the Company’s equity compensation plans:

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	12,357,828	$35.02	1,121,997	(1)
Equity compensation plans not approved by security holders	0	N/A	0

Total	12,357,828	$35.02	1,121,997	(1)

   (1)    874,639 shares remain available for issuance under the Company’s 1999 Long-Term Incentive Plan, which allows for grants of performance stock awards, restricted stock awards and other stock-based awards. 68,400 shares remain available for issuance under the Stock Plan for Non-Employee Directors, which provides for stock grants.

Item 4

SHAREHOLDER VOTE ON POISON PILLS

The Company is informed that a stockholder, Nick Rossi, whose address is P.O. Box 249, Boonville, CA 95415, and who owns 1,639 shares of the Company’s Common Stock, intends to introduce at the Annual Meeting the following resolution (designated as Item 4):

Statement of Stockholder Nick Rossi:

“This topic won an average 60%-yes vote at 50 companies in 2002

This is to recommend that the Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

Harvard Report

A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company has a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania’s Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/HCA, McDermott International and Bausch & Lomb. I believe that our company should follow suit and allow shareholder participation.

Shareholder Vote on Poison Pills
Yes on 4”

Board of Directors Statement: Recommends Vote Against Item 4

Rights Plan Protects Stockholders in Event of Hostile Takeover Attempt

The Board of Directors believes that the Company’s Rights Plan is in the best interest of the stockholders and recommends that you vote against the stockholder’s proposal.

The term “poison pill” is not defined in the proposal, but commonly refers to shareholder rights plans. The Company’s Preferred Share Purchase Rights Plan (“Rights Plan”) provides certain rights to stockholders in the event of a proposed takeover of the Company.

The Board adopted the Rights Plan to enable it to maximize stockholder value in the event of a takeover bid. Accordingly, the Board of Directors believes that the action requested in the stockholder’s proposal is counterproductive and ill-advised. The Board of Directors has carefully considered the arguments for and against stockholder rights plans in general and Fortune Brands’ rights plan in particular. The Board has decided to maintain the Rights Plan, but in the past year it amended the Rights Plan by adding a “Three-year Independent Director Evaluation” (a “TIDE”) provision.

Board Has Already Adopted Reforms

Fortune Brands is one of few companies that have added a TIDE provision to its rights plan. At least every three years, and more often if the committee determines it is necessary, a committee of independent directors will review the Rights Plan and make a recommendation to the Board on whether the Plan is in the best interests of the stockholders, and whether it should be redeemed, maintained or modified. The committee designated to evaluate the Plan has the ability to recommend which option it believes is in the best interests of the Company and its stockholders. All of the members of this committee are independent directors.

Tool to Maximize Shareholder Value

The Board of Directors has demonstrated a strong track record of maximizing stockholder value, as evidenced by the Company’s performance. The Rights Plan is designed to serve as a tool for the Board to continue maximizing stockholder value. The Rights Plan is not intended to, nor will it, preclude a takeover offer or affect the obligation of the directors to exercise their fiduciary duty to the stockholders. Rather, it is intended to improve the Board’s ability to advance the interests of the Company’s stockholders. The Rights Plan does this by encouraging potential acquirers to negotiate directly with the Board and by allowing the Board to evaluate the adequacy of any potential offer and seek a higher price if there is to be a sale of the Company. The Rights Plan can help the Board maximize stockholder value by providing it with flexibility to consider superior alternatives to the initial offer.

We believe that the absence of a rights plan poses unnecessary risk to stockholders. Hostile acquirers are interested in buying a company for as little as possible. In attempting to do so, they may use coercive tactics such as partial and two-tiered tender offers and creeping stock accumulation programs which do not treat all stockholders fairly and equally. The Rights Plan discourages such coercive or low-ball takeover tactics. A rights plan also allows the Board to discourage inadequate and insufficient offers and encourages the bidder to negotiate with the Board so that we may assure that all stockholders receive full value. For example, had a hostile acquirer made a successful tender offer for the Company’s stock at its 52-week low in the year 2000, shareholders would not have benefited from a more than doubling in the Company’s stock price since that time.

Studies Support Stockholder Benefit

The current Rights Plan was adopted only after a review of the global mergers and acquisitions market and review of premiums paid to target companies with rights plans compared with those without the plans. This review showed that rights plans result in higher takeover premiums. Studies performed in 2001, 1997 and 1995 by JP Morgan and 1996 and 1992 by Georgeson & Company (a nationally recognized proxy solicitation firm) also demonstrated that shareholders of firms with rights plans receive higher takeover premiums than those without such plans. The Georgeson & Company studies also found that:

•         rights plans contributed an additional $13 billion in stockholder value and stockholders of acquired companies without rights plans gave up $14.5 billion in potential premiums; and

•         rights plans did not reduce the likelihood of a company becoming a takeover target and the presence of a rights plan did not increase the likelihood of withdrawal of a friendly takeover bid nor the defeat of a hostile one.

A 1997 study by JP Morgan and a 1993 study by Robert Comment and G. William Schwert of the Bradley Research Center, University of Rochester reached the same conclusions.

Because of these reasons, more than 2,300 public companies maintain rights plans, including more than half of the S&P 500. See Property, Winter 2000.

Rights Plan In Best Interest of Stockholders

We believe that our Rights Plan is in the best interests of our stockholders, customers and employees. Redeeming the Rights Plan would remove an important tool that we now have for the protection of stockholders and would, in our view, potentially reduce the long-term value for all stockholders.

We also believe that a requirement that we seek a stockholder vote for any rights plan could seriously weaken our negotiating position in a hostile situation and leave us less able to protect stockholder interests. For these reasons, we believe that the stockholder proposal is not in the best interest of the Company and our stockholders.

The Board recommends that you vote AGAINST Item 4.

CERTAIN INFORMATION REGARDING SECURITY HOLDINGS

We have listed below the beneficial ownership of common stock of Fortune Brands, Inc. by (a) each director, (b) each executive officer listed on page 10, and (c) directors and executive officers of the Company as a group on February 3, 2003. The table is based on information we received from the nominees, other directors and executive officers, our Corporate Employee Benefits Committee, and the Trustee of our defined contribution plan.

Name	Amount and Nature of Beneficial Ownership (1)(2)(3)	Percent of Class

Patricia O. Ewers	17,181	*
Thomas J. Flocco	130,983	*
Mark Hausberg	147,954	*
Thomas C. Hays	667,885	*
John W. Johnstone, Jr.	17,881	*
Gordon R. Lohman	14,217	*
Craig P. Omtvedt	164,731	*
Eugene A. Renna	10,315	*
J. Christopher Reyes	100	*
Mark A. Roche	202,890	*
Anne M. Tatlock	17,399	*
David M. Thomas	6,175	*
Norman H. Wesley	585,786	*
Peter M. Wilson	14,322	*
Directors and executive officers as a group (15) persons	2,002,819	1.37%

______________

*         Less than 1%

(1)       No individual director or nominee for director or executive officer beneficially owns one percent or more of the outstanding equity securities of the Company. To the best of our knowledge, each nominee and Class I and III director and executive officer who is not a director has sole voting and investment power with respect to shares shown above, other than with respect to the shares listed in Note (3) below that may be acquired upon exercise of options, and except as follows: Mr. Hays shares voting and investment power as a co-trustee of various family trusts with respect to 5,107 shares and with respect to which shares he disclaims beneficial ownership, and Mr. Hays has no voting or investment power with respect to 4,000 shares held in trust for the benefit of his wife and with respect to which shares he disclaims beneficial ownership.

(2)       The numbers of shares attributable to Company contributions under the Company’s Retirement Savings Plan (“RSP”) included in the numbers shown above are as follows: Mark Hausberg, 1,124; Thomas C. Hays, 1,109; Craig P. Omtvedt, 1,313; and Mark A. Roche, 3,737. The numbers of shares attributable to employee contributions under the RSP included in the numbers shown above are: Thomas C. Hays, 2,858; Craig P. Omtvedt, 1,134; and Mark A. Roche, 1,545. The Trustee of the RSP has agreed to vote the shares it holds in the Trust in accordance with instructions received from members of the RSP and shares as to which instructions are not received are voted by the Trustee proportionally in the same manner as shares as to which the Trustee has received instructions. The number shown in the table above includes 12,902 shares of common stock held February 3, 2003 by the Trustee of the RSP (including certain of those referred to above) which number is equivalent as of that date to the undivided proportionate beneficial interests of the directors and executive officers of the Company in all such shares.

(3)       The numbers of shares of which the director nominees, Class I and III directors and Messrs. Flocco, Hausberg, Roche, and Omtvedt had the right to acquire beneficial ownership pursuant to the exercise on or before April 4, 2003 of options granted by the Company are as follows: Patricia O. Ewers, 12,717; Thomas J. Flocco, 119,467; Mark Hausberg, 129,288; Thomas C. Hays, 571,258; John W. Johnstone, Jr., 12,717; Gordon R. Lohman, 12,717; Craig P. Omtvedt, 122,166; Eugene A. Renna, 4,000; Mark A.

             Roche, 158,294; Anne M. Tatlock, 12,717; David M. Thomas, 4,375; Norman H. Wesley, 469,061; and Peter M. Wilson, 9,500. The number of shares shown in the table above includes 1,643,277 shares of which the directors and executive officers as a group had the right to acquire beneficial ownership pursuant to the exercise on or before April 4, 2003 of options granted by the Company. Inclusion of such shares does not constitute an admission by any nominee, director or executive officer that he or she is the beneficial owner of such shares.

To the best of the Company’s knowledge, directors and executive officers did not own any shares of $2.67 Convertible Preferred stock of Fortune Brands, Inc. and no one person was the beneficial owner of more than 5% of the outstanding voting securities of the Company or of more than 5% of any class of voting securities of the Company at February 3, 2003.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

What governs stockholder proposals and nominations?

Our Restated Certificate of Incorporation contains procedures for stockholder nomination of directors. Our By-laws contain procedures for other stockholder proposals to be presented before annual stockholder meetings.

Who can make a nomination?

According to our Restated Certificate of Incorporation, any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders’ meeting at least 120 days prior to the Annual Meeting.

How do I go about making a nomination?

If you are a record owner of stock and you wish to make a nomination, you must notify the Secretary, in writing, of your intent to make a nomination. Written notice must be submitted 120 days before the annual meeting, that is, by January 6, 2004 for the 2004 Annual Meeting, and it must include:

•         the names and addresses of you and any other stockholder who intends to appear in person or by proxy to make the nomination, and the name and address of the person(s) to be nominated;

•         a description of all arrangements or understandings between you and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made;

•         any other information regarding each of your proposed nominees that would be included in a proxy statement; and

•         the consent of each nominee to serve if elected.

Who can make a proposal?

According to the By-laws, a proposal or other business to be considered at the Annual Meeting of Stockholders can be made by a person who is a stockholder of record.

How do I go about making a proposal?

If you are a record owner of stock and you wish to make a proposal, you must notify the Secretary, in writing, of your intent. You must give your written notice 120 days before the Annual Meeting, that is, by January 6, 2004 for the 2004 Annual Meeting, and it must include:

•         a brief description of the business to be brought before the meeting, the reasons for conducting the business and any material interest that you or the beneficial owners, if any, on whose behalf you are making the proposal may have in the business;

•         your name and address, and the names and addresses of the beneficial owners, if any, on whose behalf you are making the proposal, as they appear on our books; and

•         the class and number of shares of our stock that are owned beneficially and of record by you and the beneficial owners.

The By-laws also provide that stockholders who wish to have a proposal included in the Company’s Proxy Statement must comply with the applicable requirements of the Exchange Act, as well as its rules and regulations. Such stockholders also have the benefit of the rights provided by Rule 14a-8 of the Exchange Act. In order to be eligible under Rule 14a-8 for inclusion in the Company’s Proxy Statement and accompanying proxy at the next Annual Meeting of Stockholders currently scheduled to be held on May 5, 2004, stockholder proposals must be received by the Company on or before November 12, 2003.

A copy of the Restated Certificate of Incorporation and By-law provisions is available upon written request to Mr. Mark A. Roche, Senior Vice President, General Counsel and Secretary, Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, Illinois 60069. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

MISCELLANEOUS

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for its last fiscal year, including any financial statements and financial statement schedules to the Form 10-K, will be made available to stockholders without charge, upon written request to Mr. Mark A. Roche, Senior Vice President, General Counsel and Secretary, Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, Illinois 60069. The Company will furnish any exhibits to Form 10-K to each stockholder requesting them upon payment of a fee of $.10 per page to cover their cost.

The Company will bear the expense of soliciting proxies for this meeting, including mailing costs. In addition to mailing copies of this material to stockholders, we will request that persons who hold stock in their names or custody, or in the names of nominees, for the benefit of others, to forward copies of these materials to the beneficial owners of our stock, and to request the authority to execute the proxies. In order to assure that there is sufficient representation at the meeting, our officers and regular employees will request the return of proxies by telephone, facsimile, or in person. In addition, we have retained Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, to aid in soliciting proxies for a fee, estimated at $12,500, plus reasonable out-of-pocket expenses. Our total expenses will depend upon the volume of shares represented by the proxies received promptly in response to the Notice of Meeting and Proxy Statement.

Stockholders who do not intend to be present at the meeting are urged to send in their proxies without delay or vote their proxies by telephone or through the Internet. Prompt response is helpful, and your cooperation will be appreciated.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and Proxy Statement for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our Annual Report, we will send a copy to you if you call Alvin Santiago, Manager of Shareholder Services, at (847) 484-4538, or write him at Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, IL 60069.

March 12, 2003

EXHIBIT A

FORTUNE BRANDS, INC.

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee is to assist the Board of Directors (“Board”) in monitoring (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal regulatory requirements, (3) independence and qualifications of the Company’s external auditors and (4) performance of the Company’s external and internal auditors.

Membership

The Committee shall be composed of not less than three directors, each of whom meets the independence and experience requirements of the New York Stock Exchange. The members shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee.

Authority and Responsibilities

The Audit Committee shall:

Independent Auditors

•         Retain (subject to shareholder ratification) a firm of independent certified public accountants to serve as the Company’s principal independent auditors. The independent auditors are accountable to the Audit Committee which has the ultimate authority and responsibility to retain (subject to shareholder approval), evaluate and terminate the auditors. The audit committee shall also have the sole authority to approve all audit engagement fees and terms.

•         Approve the scope of audit work and review the reports and recommendations of the Company’s principal independent auditors, as well as their performance of requested services.

•         Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards number 61 including: the auditors’ responsibilities, difficulties and problems encountered in performing the audit, including any restrictions on the scope of the independent auditors’ activities or on access to requested information and management’s response.

•         Discuss with the independent auditors the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•         Discuss with the auditors the auditors’ independence and obtain the letter required by the Independence Standards Board Standard No. 1 confirming the auditors’ independence.

•         Review annually a written report prepared by the independent auditors describing:

1.        the firm’s internal quality-control procedures;

2.        any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by a governmental or professional authority investigation or inquiry within the past five years with respect to independent audits carried out by the auditors, along with any steps taken to deal with such issues; and

3.        all relationships between the independent auditors and the Company and how those relationships affect the auditors’ independence.

•         Approve all non-audit services performed by the independent auditors.

•         Meet separately with independent auditors (without the presence of management) on a quarterly basis.

Management

•         Discuss the following with management:

1.        the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

2.        major issues regarding accounting and auditing principles and practices, including all critical accounting policies;

3.        the adequacy of internal controls and procedures that are used to ensure the accuracy and completeness of the Company’s financial statements;

4.        the quarterly certifications by the Chief Executive Officer and Chief Financial Officer regarding the accuracy and completeness of the Company’s financial statements and Securities and Exchange Commission (“SEC”) reports and the adequacy of internal controls and procedures; and

5.        the Company’s press releases and conference call scripts with respect to earnings announcements, as well as financial information and earnings guidance provided to analysts and rating agencies.

•         Review the Company’s policies with respect to risk assessment and risk management. Discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•         Meet separately with management on a quarterly basis.

Internal Auditors

•         Approve the annual internal audit plan and receive quarterly updates on the results of internal audit work.

•         Review internal audit staffing levels and qualifications, annual expense budgets, and any changes in the duties of the Chief Internal Auditor.

•         Meet separately with the Chief Internal Auditor on a quarterly basis.

Other Responsibilities

•         Review the findings resulting from any examinations of the Company’s financial statements by federal regulatory agencies, including the SEC and the Internal Revenue Service.

•         Review the activities of the Corporate Compliance Committee and its annual report regarding Company-wide compliance programs.

•         Establish procedures for receiving and responding to complaints and concerns regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission of complaints.

•         Establish hiring policies for employees or former employees of the independent auditor.

•         Retain outside legal, accounting, or other advisors as deemed appropriate by a majority of the members of the Audit Committee or the Chairman of the Audit Committee.

•         Prepare a report to be included in the Company’s annual proxy statement disclosing whether the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Form 10-K, as required by the rules of the SEC.

•         Report Committee findings to the Board on a regular basis and make such recommendations to the Board as deemed appropriate.

•         Perform such other duties in connection with the Company’s financial reporting, audit procedures and system of internal control as are requested from time to time by the Board.

•         Review and reassess the adequacy of this Charter annually, submit it to the Board for approval, and disclose in the Company’s annual proxy statement that the Committee has a written charter.

•         Annually evaluate the performance of the Audit Committee and report the results of this evaluation to the Board.

While the Audit Committee has the responsibilities and powers set forth in this Charter, management has the responsibility for the Company’s system of internal control and the financial reporting process. The independent auditors have the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

EXHIBIT B

FORTUNE BRANDS, INC.
2003 LONG-TERM INCENTIVE PLAN

1. Purpose of Plan

The purpose of this 2003 Long-Term Incentive Plan (the “Plan”) is to aid Fortune Brands, Inc. and its Subsidiaries (the “Company”) in securing and retaining Key Employees of outstanding ability by making it possible to offer them increased incentives, which may include a proprietary interest in the Company, to join or continue in the service of the Company and to increase their efforts for its welfare.

2. Definitions

As used in the Plan, the following words shall have the following meanings:

(a)    “Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Right, Restricted Stock, Performance Award or Other Stock-Based Award, or any combination of the foregoing;

(b)    “Board of Directors” means the Board of Directors of Fortune;

(c)    “Committee” means the Compensation and Stock Option Committee of the Board of Directors;

(d)    “Common Stock” means common stock of Fortune;

(e)    “Exchange Act” means the Securities Exchange Act of 1934, as amended;

(f)     “Fortune” means Fortune Brands, Inc.;

(g)    “Incentive Stock Option” means a stock option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code;

(h)    “Key Employee” means any person, including an officer or director, in the employment of the Company who, in the opinion of the Committee, is or is expected to be responsible for the management, growth or protection of some part or aspect of the business of the Company or who makes, or is expected to make, a critical contribution to the Company;

(i)     “Limited Right” means a right to receive cash in lieu of the exercise of an Option or Right as set forth in Section 12(b);

(j)     “Nonqualified Stock Option” means a stock option to purchase shares of Common Stock which is intended not to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code;

(k)    “Option” means an Incentive Stock Option, a Nonqualified Stock Option or an option granted pursuant to Section 14(a);

(l)     “Other Stock-Based Award” means an Award pursuant to Section 8;

(m)   “Participant” means a person to whom one or more Awards have been granted that have not all been forfeite or terminated under the Plan;

(n)    “Performance Period” means the period specified with respect to a Performance Award during which specified performance criteria are to be measured;

(o)    “Performance Award” means an Award granted pursuant to Section 7;

(p)    “Restricted Stock” means shares of Common Stock granted pursuant to Section 6 or as part of a Performance Award or an Other Stock-Based Award;

(q)    “Retirement” means either i) termination of employment on or after attaining age 55 and completion of at least ten years of service with the Company, provided that Retirement shall not include termination of employment by reason of failure to maintain work performance standards, violation of Company policies or dishonesty or other misconduct prejudicial to the Company, or ii) retirement under Section 3(b) of the Fortune Brands, Inc. Supplemental Plan;

(r)     “Right” means a stock appreciation right to elect to receive shares of Common Stock with a fair market value, at the time of any exercise of such stock appreciation right, equal to the amount by which the fair market value of all shares subject to the Option (or part thereof) in respect of which such stock appreciation right was granted exceeds the exercise price of said Option (or part thereof) or to receive from Fortune, in lieu of such shares, the fair market value in cash, or to receive a combination of such shares and cash, as provided in Section 5, and shall also mean a stock appreciation right granted pursuant to Section 14(b); and

(s)     “Subsidiary” means any corporation or entity, other than Fortune, in an unbroken chain of corporations or other entities beginning with Fortune if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Internal Revenue Code.

3. Administration of Plan

The Plan shall be administered by the Committee whose members shall be appointed by the Board of Directors and consisting of at least three members of the Board of Directors. The members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act and must be independent directors under the New York Stock Exchange rules. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.

4. Awards

The Committee may from time to time make such Awards under the Plan to such Key Employees and in such form and having such terms, conditions and limitations as the Committee may determine. Awards may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Award under the Plan shall be set forth in the Award, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5. Awards of Options and Rights

(a)    The terms and conditions with respect to each Award of Options under the Plan shall be consistent with the following:

(i)         The Option price per share shall not be less than fair market value at the time the Option is granted.

(ii)        Exercise of the Option shall be conditioned upon the Participant named therein having remained in the employ of the Company for at least one year after the date of the grant of the Option; provided, however, that this condition shall not be applicable in the event of the death of the Participant or as otherwise provided in Section 12(b). The Option shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required employment time stated in the Option and ending at the expiration of ten years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to Section 5(a)(iv) or because of the exercise of the Limited Right pertaining thereto as provided in Section 12(b). To the extent that the aggregate fair market value of shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For purposes of the foregoing, the fair market value of any share shall be determined at the time of the Award of the Option. In the event the foregoing results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

(iii)       Payment in full of the Option price shall be made upon exercise of each Option and may be made in cash, by the delivery of shares of Common Stock with a fair market value equal to the Option price, provided the Participant has held such shares for a period of at least one year, or by a combination of cash and such shares that have been held by the Participant for a period of at least one year whose fair market value together with such cash shall equal the Option price. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

(iv)       If a Participant’s employment with the Company terminates other than by reason of the Participant’s death, disability or Retirement, the Participant’s Option shall terminate and cease to be exercisable three months from the date of such termination except as otherwise provided in Section 12(b). If a Participant’s employment with the Company terminates by reason of death, disability or Retirement, the Participant’s Option shall continue to be exercisable until the expiration date stated in the Option, provided that a Nonqualified Stock Option may be exercised within one year from the date of death even if later than such expiration date. In the case of a Participant whose principal employer is an entity in which Fortune owns, directly, or indirectly, an equity interest, then such Participant’s employment shall be deemed to be terminated for purposes of this Section 5 as of the date on which Fortune no longer owns, directly or indirectly, an equity interest in such entity.

(v)        Each Option shall contain a Limited Right to receive cash in lieu of shares under the circumstances set forth in Section 12(b).

(vi)       Repricing of Options shall not be permitted. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option to lower its Option price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) canceling an Option at a time when its Option price is equal to or less than the fair market value of the underlying stock in exchange for another Option, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with an event set forth in Section 12. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(b)    The Committee, at the time of grant of an Option or at any time prior to the expiration of its term, may also grant, subject to the terms and conditions of the Plan, Rights in respect of all or part of such Option to the Participant who has been granted the Option, provided that at such time the Participant is a Key Employee.

(c)    The holder of an Option or Right who decides to exercise the Option or Right in whole or in part shall give notice to the Stock Plans Administrator of Fortune of such exercise in writing on a form approved by the Committee. A notice exercising a Right shall also specify the extent, if any, to which the Participant elects to receive cash, and shall be subject to the determination by the Committee as provided in Section 5(f). Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise, together with, in the case of exercise of an Option, payment in full of the Option price, is actually received and in the hands of the Stock Plans Administrator of Fortune.

(d)    To the extent an Option is exercised in whole or in part, any Right granted in respect of such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a Right is exercised in whole or in part, the Option (or part thereof) in respect of which such Right was granted shall terminate and cease to be exercisable.

(e)    Subject to Section 14, a Right granted with an accompanying Option shall be exercisable only during the period in which the Option (or part thereof) in respect of which such Right was granted is exercisable.

(f)     The Committee shall have sole discretion to determine the form in which payment will be made following exercise of a Right. All or any part of the obligation arising out of an exercise of a Right may be settled

(i)         by payment in shares of Common Stock with a fair market value equal to the cash that would otherwise be paid,

(ii)        by payment in cash, or

(iii)       by payment in a combination of such shares and cash.

(g)    To the extent that any Right that shall have become exercisable shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which its related Option is exercisable, provided that any conditions or limitations on its exercise (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed in Section 5(e)) are satisfied and the Right shall then have value. Such exercise shall be deemed to specify that, subject to determination by the Committee as provided in Section 5(f), the holder elects to receive cash and that such exercise of a Right shall be effective as of the time of the exercise.

6. Awards of Restricted Stock

The terms and conditions with respect to each Award of Restricted Stock under the Plan shall be consistent with the following:

(a)    The provisions of Awards of Restricted Stock need not be the same with respect to each Participant. Each Award of Restricted Stock shall be subject to forfeiture as set forth in the Plan and may be otherwise subject to forfeiture as set forth in the provisions of such Award. Awards of Restricted Stock for up to 100,000 shares of Common Stock may be granted pursuant to the Plan.

(b)    Each Participant receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by Fortune until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)    Shares of Restricted Stock shall be subject to the restrictions set forth in this Section 6(c).

(i)         Subject to the provisions of the Plan and the applicable Award, during the period established by the Committee commencing on the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive any or all of such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

(ii)        Subject to Section 10(e) and except as provided in this Section 6(c), the Participant shall have, with respect to shares of Restricted Stock issued to such Participant under the Plan, all of the rights of a holder of Common Stock of Fortune, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically reinvested in additional shares of Common Stock which shall be treated as Restricted Stock under this Section 6 and dividends payable in Common Stock shall be treated as additional shares of Restricted Stock subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii)       Except to the extent otherwise provided in this Section 6(c), in Section 12(c) or 12(d) or in the applicable Award, upon termination of a Participant’s employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant. Except to the extent otherwise provided in the applicable Award, if the Participant’s employment shall terminate and cease by reason of disability, Retirement or death, the Restriction Period with respect to any shares of Restricted Stock then held shall expire as of the date of such disability, Retirement or death.

(iv)       Upon expiration of the Restriction Period with respect to any shares of the Restricted Stock without a prior forfeiture thereof, the holder of such shares shall have the right to receive in exchange for the certificates representing such shares unlegended certificates for such shares.

7. Performance Awards

The terms and conditions with respect to each Performance Award under the Plan shall be consistent with the following:

(a)    Performance Awards may be paid in cash, shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6), or any combination thereof. The Committee shall determine the nature, length and starting date of the Performance Period for each Performance Award which shall be at least two years (subject to Sections 12(c) and 12(d)) and shall determine the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon revenues, operating income, operating company contribution, cash flow, income before income taxes, net income, earnings per share, economic value added, return on equity or assets or total return to stockholders, whether applicable to the Company or any relevant Subsidiary or business unit, or any combination thereof, as the Committee may deem appropriate. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance factors and criteria. The terms of Performance Awards need not be the same with respect to each Participant. The Committee shall determine for each Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6), or combination thereof, to be received by the Participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Awards are met. The factors must include a minimum performance standard below which no payment will be made and a maximum performance level above which no increased payment will be made. Performance Awards for up to 1,000,000 shares of Common Stock may be granted pursuant to the Plan. No Performance Awards having an aggregate maximum dollar value in excess of $10,000,000 or an aggregate maximum amount of Common Stock in excess of 500,000 shares shall be granted to any individual Participant.

(b)    The Committee may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, provided that no adjustment shall be made which would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code, as amended, or any successor provision, for the applicable year. The Committee also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Committee deems it appropriate, provided that no such reduction shall be made on or after the date of a Change in Control (as defined in Section 12(b)(iii)).

(c)    Except as otherwise provided in the applicable Award, if during a Performance Period a Participant’s employment with the Company terminates by reason of the Participant’s death, disability or Retirement, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable Performance Period based on the terms of the Award. The Committee may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Committee deems appropriate. Except as otherwise provided in Section 12(c) or 12(d) or in the applicable Award, if during a Performance Period a Participant’s employment with the Company terminates other than by reason of the Participant’s death, disability or Retirement, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such Performance Period, unless the Committee shall otherwise determine.

(d)    The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of cash or whole shares of Common Stock, either in a single payment or in annual installments, all as the Committee shall determine.

(e)    If a Participant engages in detrimental activity (as hereinafter defined) at any time (whether before or after termination of employment), any Performance Award that has not been paid to such Participant (or is not payable as provided in Section 12(c) or 12(d)) prior to the date such activity has been determined by the Committee to constitute detrimental activity shall be forfeited and shall never become payable. For purposes of this Section 7(e), “detrimental activity” shall mean willful, reckless or grossly negligent activity that is determined by the Committee, on a case-by-case basis, to be detrimental to or destructive of the business or property of Fortune or any Subsidiary. Any such determination of the Committee shall be conclusive and binding for the purposes of the Plan. Notwithstanding the foregoing, no Performance Award shall be forfeited or become not payable by virtue of Section 7(e) on or after the date of a Change in Control (as defined in Section 12(b)(iii)).

8. Other Stock-Based Awards

The Committee may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purposes of the Plan. Such other Stock-Based Awards for up to 100,000 shares of Common Stock may be granted pursuant to the Plan.

9. Dividend Equivalents

Any Awards (other than Awards of Options or Rights) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

10. Limitations and Conditions

(a)    The total number of shares of Common Stock that may be made subject to Awards under the Plan is 12,000,000 shares. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares. Not more than 2,000,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant, which limitation shall be applied in a manner consistent with the requirements of Section 162(m) of the Internal Revenue Code, as amended. The foregoing numbers of shares may be increased or decreased by the events set forth in Section 12(a). In the event that the Company makes an acquisition or is a party to a merger or consolidation and Fortune assumes the options or other awards consistent with the purpose of this Plan of the company acquired, merged or consolidated which are administered pursuant to this Plan, shares of Common Stock subject to the assumed options or other awards shall not count as part of the total number of shares of Common Stock that may be made subject to Awards under this Plan.

(b)    Any shares that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent that it is settled in shares) shall again be available for award and shall not be considered as having been theretofore made subject to award. Any shares of Common Stock delivered upon exercise of an Option in payment of all or part of the Option, or delivered or withheld in satisfaction of withholding taxes with respect to an Award, shall be additional shares available for award under the Plan. Any shares subject to option under an Option (or part thereof) that is cancelled upon exercise of a Right when settled wholly or partially in shares shall to the extent of such settlement in shares be treated as if the Option itself were exercised and such shares received in settlement of the Right shall no longer be available for grant.

(c)    No Awards shall be made under the Plan after December 31, 2008, but the terms of Awards granted on or before the expiration thereof may extend beyond such expiration. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(d)    No Award or portion thereof shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, except that an Option and related Right may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable Award. A Right shall never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Option or Right shall be exercisable only by the Participant unless it has been transferred to a family member of the holder, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

(e)    No person who receives an Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted Stock pursuant to Section 6) shall have any rights of a stockholder (i) as to shares under option until, after proper exercise of the Option, such shares have been recorded on Fortune’s official stockholder records as having been issued or transferred, (ii) as to shares to be delivered following exercise of a Right until, after proper exercise of the Right and determination by the Committee to make payment therefor in shares, such shares shall have been recorded on Fortune’s official stockholder records as having been issued or transferred, or (iii) as to shares included in Awards of Restricted Stock, Performance Awards or Other Stock-Based Awards, until such shares shall have been recorded on Fortune’s official stockholder records as having been issued or transferred.

(f)     Fortune shall not be obligated to deliver any shares until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed nor until there has been compliance with such laws or regulations as Fortune may deem applicable. Fortune shall use its best efforts to effect such listing and compliance. No fractional shares shall be delivered.

(g)    Nothing contained herein shall affect the right of the Company to terminate any Participant’s employment at any time or for any reason.

11. Transfers and Leaves of Absence

For purposes of the Plan: (a) a transfer of a Participant’s employment without an intervening period from Fortune to a Subsidiary or another entity in which Fortune owns, directly or indirectly, an equity interest or vice versa, or from one Subsidiary or another entity in which Fortune owns, directly or indirectly, an equity interest to another, or vice versa, shall not be deemed a termination of employment and such Participant shall be deemed to remain in the employ of the Company, and (b) a Key Employee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

12. Stock Adjustments, Change in Control and Divestitures

(a)    In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares subject to the Plan and the number of shares that may be made subject to Awards to any individual Participant as set forth in Sections 7(a) and 10(a) as well as the aggregate number of shares that may be made subject to any type of Award, (ii) the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share without any change in the aggregate Option price to be paid therefor upon exercise of the Option, (iii) the number and kind of Rights granted or that may be granted under the Plan, (iv) the number and kind of shares of outstanding Restricted Stock, (v) the number and kind of shares of Common Stock covered by a Performance Award or Other Stock-Based Award and (vi) the number of outstanding dividend equivalents, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(b) (i)   In the event of a Change in Control (as defined in Section 12(b)(iii)), then each Option or Right held by a Participant that is not then exercisable shall become immediately exercisable and shall remain exercisable as provided in Section 5 notwithstanding anything to the contrary in the first sentence of Section 5(a)(ii) or in Section 5(b). In addition, unless the Committee otherwise determines at the time of grant or at any time thereafter but prior to such Change in Control, each Limited Right outstanding at the time of such Change in Control shall be deemed to be automatically exercised as of the date of such Change in Control or as of such other date during the 60-day period beginning on the date of such Change in Control as the Committee may determine prior to such Change in Control. In the event that the Limited Right is not automatically exercised, the Participant may during the 60-day period beginning on the date of the Change in Control (such 60-day period being herein referred to as the “Limited Right Exercise Period”), in lieu of exercising such Option or Right in whole or in part, exercise the Limited Right (or part thereof) pertaining to such Option. Such Participant, whether the exercise is pursuant to his election or automatic pursuant to the terms hereof shall be entitled to receive in cash an amount determined by multiplying the number of shares subject to such Option (or part thereof) by the amount by which the exercise price of each share is exceeded by (A) if such Option is an Incentive Stock Option, the fair market value of such shares at the date of exercise or (B) if such Option is a Nonqualified Stock Option, the greater of (x) the highest purchase price per share paid for the shares of the Company beneficially acquired in the transaction or series of transactions resulting in the Change in Control by the person or persons deemed to have acquired control pursuant to the Change in Control and (y) the highest fair market value of shares of Common Stock during the Limited Right Exercise Period prior to the time of exercise. A Limited Right shall be exercised in whole or in part by giving written notice of such exercise on a form approved by the Committee to the Stock Plans Administrator of Fortune, except that no such written notice shall be required in the event such Limited Right is automatically exercised pursuant to the terms hereof. The exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise is actually received and in the hands of the Stock Plans Administrator of Fortune. In the event the last day of a Limited Right Exercise Period shall fall on a day that is not a business day, then the last day thereof shall be deemed to be the next following business day. To the extent an Option or a Right pertaining thereto is exercised in whole or in part, the Limited Right in respect of such Option shall terminate and cease to be exercisable. To the extent a Limited Right is exercised in whole or in part, the Option (or part thereof) to which such Limited Right pertains and the Right (or part thereof) pertaining to such Option (or part thereof) shall terminate and cease to be exercisable.

(ii)        Notwithstanding anything to the contrary in the first sentence of Section 5(a)(ii) or in 5(a)(iv) or 5(b), the provisions of this Section 12(b)(ii) will be applicable in the event of a termination of a Participant’s employment on or after a Change in Control and prior to the expiration of the Limited Right Exercise Period applicable thereto. No Option, Right or Limited Right held by a Participant shall terminate or cease to be exercisable as a result of his termination of employment on or after a Change in Control and prior to the expiration of the Limited Right Exercise Period applicable thereto, but shall be exercisable throughout the Limited Right Exercise Period applicable thereto; provided, however, that in no event shall any Option or Right be exercisable after ten years from its date of grant (except in the event of death as provided in Section 5(a)(iv)). However, in the event such Option or Right or the Option to which such Limited Right pertains has not, on the date of termination, been held for more than six months from the date of its grant, the preceding sentence shall apply only if such Participant has been terminated other than for just cause (as hereinafter defined) or has voluntarily terminated his employment because he in good faith believes that as a result of such Change in Control he is unable effectively to discharge his duties or the duties of the position he occupied immediately prior to such Change in Control or because of a diminution in his aggregate compensation or in his aggregate benefits below that in effect immediately prior to such Change in Control. For purposes hereof termination shall be for “just cause” only if such termination is based on fraud, misappropriation or embezzlement on the part of the Participant which results in a final conviction of a felony. Nothing in this Section 12(b) shall impair any rights otherwise provided in the Plan in respect of a Participant’s Options or Rights in the event of his death, disability or Retirement.

(iii)       A “Change in Control” shall be deemed to have occurred if (A) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on February 25, 2003) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on February 25, 2003) of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”) of Fortune, excluding, however, the following: (1) any acquisition directly from Fortune, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Fortune, (2) any acquisition by Fortune, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Fortune or entity controlled by Fortune, or (4) any acquisition pursuant to a transaction that complies with clauses (1), (2) and (3) of Section 12(b)(iii)(C), (B) more than 50% of the members of the Board of Directors of Fortune shall not be Continuing Directors (which term, as used herein, means the directors of Fortune (1) who were members of the Board of Directors of Fortune on February 25, 2003 or (2) who subsequently became directors of Fortune and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election or nomination for election by Fortune’s stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of Directors but shall not include, in any event, any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors), (C) Fortune shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of Fortune shall be sold or otherwise acquired by, another corporation or entity unless, as a result thereof, (1) the stockholders of Fortune immediately prior thereto shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns Fortune or all or substantially all of Fortune’s assets either directly or through one or more subsidiaries) (“Newco”) immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction, (2) no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder (as in effect on February 25, 2003)), directly or indirectly, 20% or more, of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of Fortune existed prior to such corporate transaction and (3) more than 50% of the members of the Board of Directors of Newco shall be Continuing Directors or (D) the stockholders of Fortune approve a complete liquidation or dissolution of Fortune.

(c)    Notwithstanding any other provision of the Plan, in the event that a Participant’s employment is terminated on or after a Change in Control (as defined in Section 12(b)(iii)) (x) by the Company other than for just cause (as defined in Section 12(b)(ii)) or (y) by the Participant because the Participant in good faith believes that as a result of such Change in Control he is unable effectively to discharge his duties or the duties of the position he occupied immediately prior to such Change in Control or because of a diminution in his aggregate compensation or in his aggregate benefits below that in effect immediately prior to such Change in Control:

(i)        with respect to shares of Restricted Stock then outstanding, the Restriction Period with respect to such shares shall be deemed satisfied as of the date such Participant’s employment is so terminated, but only as to that portion of such shares as is equivalent to the portion of the Restriction Period applicable thereto that has been satisfied as of such date without regard to this Section 12(c)(i); as of such date, the portion of such shares as to which the Restriction Period is deemed satisfied pursuant to this Section 12(c)(i) shall become nonforfeitable and all other of such shares shall be forfeited; and

(ii)       with respect to Performance Awards and Other Stock-Based Awards, including shares of Common Stock covered thereby, all such Performance Awards and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the date such Participant’s employment is so terminated (A) as if all Performance Periods or other conditions or restrictions applicable thereto had been completed or satisfied, the maximum performance or other objectives with respect thereto had been attained and all Awards granted with respect thereto had been fully earned, but (B) prorated for the portion of any relevant Performance Period or other period ending on the date such Participant’s employment is so terminated, unless prior to the Change in Control the Committee otherwise so provides.

(d)       In the case of a Participant whose principal employer is a Subsidiary, then such Participant’s employment shall be deemed to be terminated for purposes of Sections 6 through 9 as of the date on which such principal employer ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable Award:

(i)        with respect to shares of Restricted Stock held by such Participant, the Restriction Period shall be deemed satisfied as of the Divestiture Date, but only as to that portion of such shares as is equivalent to the portion of the Restriction Period applicable thereto that has been satisfied as of the Divestiture Date without regard to this Section 12(d)(i); as of the Divestiture Date, the portion of such shares as to which the Restriction Period is deemed satisfied pursuant to this Section 12(d)(i) shall become nonforfeitable and all other of such shares shall be forfeited; and

(ii)       with respect to Performance Awards and Other Stock-Based Awards, including shares of Common Stock covered thereby, all such Performance Awards and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the Divestiture Date (A) as if all Performance Periods or other conditions or restrictions applicable thereto had been completed or satisfied, the maximum performance or other objectives with respect thereto had been attained and all Awards granted with respect thereto had been fully earned, but (B) prorated for the portion of the relevant Performance Period or other period ending on the Divestiture Date, all as determined by the Committee.

In the event of a termination of the Plan, then each Participant’s employment shall be deemed to be terminated for purposes of Sections 6 through 9 as of the date of such termination of the Plan and, except to the extent otherwise determined by the Committee and set forth in the applicable Award, the foregoing provisions of clauses (i) and (ii) of this Section 12(d) shall apply to such Participant’s shares of Restricted Stock, Performance Awards and Other Stock-Based Awards with the same effect as if the date of such termination of the Plan were a Divestiture Date.

13. Amendment and Termination

(a)    The Board of Directors shall have the power to amend the Plan, including the power to change the amount of the aggregate fair market value of the shares subject to Incentive Stock Options first exercisable in any calendar year under Section 5 to the extent provided in Section 422, or any successor provision, of the Internal Revenue Code. It shall not, however, except as otherwise provided in the Plan, without approval of the stockholders of Fortune, increase the maximum number of shares authorized for the Plan, nor change the class of eligible employees to other than Key Employees, nor reduce the basis upon which the minimum Option price is determined, nor amend Section 5(a)(vi), nor extend the period within which Awards under the Plan may be granted, nor provide for an Option that is exercisable more than ten years from the date it is granted except in the event of death. It shall have no power to change the terms of any Award theretofore granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award.

(b) The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options, Rights or Limited Rights then in effect.

14. Foreign Options and Rights

(a)    The Committee may grant Awards to Key Employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws. Awards of Options may have terms and conditions that differ from Incentive Stock Options and Nonqualified Stock Options for the purposes of complying with the foreign tax laws.

(b)    The Committee may grant stock appreciation rights to Key Employees without the grant of an accompanying Option if the Key Employees are subject at the time of grant to the laws of a jurisdiction that prohibits them from owning Common Stock. The Rights shall permit the Key Employees to receive, at the time of any exercise of such Rights, cash equal to the amount by which the fair market value of all shares of Common Stock in respect to which the Right was granted exceeds the exercise price thereof.

(c)    The terms and conditions of Options and Rights granted under Sections 14(a) and 14(b) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options, Nonqualified Stock Options and Rights if the Committee determines that the grants are desirable to promote the purposes of the Plan for the Key Employees identified in Sections 14(a) and 14(b); provided that the Committee may not grant such Options or Rights that do not comply with the limitations of Section 13(a).

15. Withholding Taxes

The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Fortune to deliver shares upon the exercise of an Option or Right, upon payment of a Performance Award, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Award that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Award may provide that the Participant may elect, in accordance with any conditions set forth in such Award, to pay any withholding taxes in shares of Common Stock.

16. Effective Date

The Plan shall be effective on and as of April 29, 2003 upon the approval thereof by the stockholders of Fortune.

C/O BANK OF NEW YORK CHURCH STREET STATION P.O. BOX 11002 NEW YORK, NY 10286-1002

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Fortune Brands, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
FORTN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORTUNE BRANDS, INC.

THE BOARD OF DIRECTORS RECOMMENDS VOTES
FOR ITEMS 1, 2 AND 3:

Vote On Directors
1	. Election of Directors.		For	Withhold	For All	To withhold authority to vote, mark "For All Except"
	Nominees:	01) Patricia O. Ewers	All	All	Except	and write the nominee's number on the line below.
02) Eugene A. Renna
		03) David M. Thomas	|_|	|_|	|_|
Vote On Proposals	For	Against	Abstain
2. Elect PricewaterhouseCoopers LLP independent accountants for 2003.	|_|	|_|	|_|

3. Approve the Fortune Brands, Inc. 2003 Long-Term Incentive Plan.	|_|	|_|	|_|

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4:

4. Stockholder Proposal entitled “Shareholder Vote on Poison Pills” to adopt the following resolution:

            “This is to recommend that the Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder
vote.”	|_|	|_|	|_|

Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

For address changes and/or comments, please check this box and write them on the back where indicated.	|_|

Note: Please sign as your name appears. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

FORTUNE BRANDS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder appoints N.H. WESLEY, C.P. OMTVEDT, and M.A. ROCHE (and any other person chosen by Messrs. Wesley, Omtvedt or Roche) proxies, to vote at the Annual Meeting (including adjournments) of stockholders of Fortune Brands, Inc. to be held April 29, 2003 at the Marriott Lincolnshire, 10 Marriott Drive, Lincolnshire, Illinois at 1:30 P.M., for the election of nominees Patricia O. Ewers, Eugene A. Renna and David M. Thomas, as Class II directors (item 1), on items 2, 3 and 4 referred to on the reverse side and described in the Proxy Statement, and on any other business before the meeting, with all powers the stockholder would possess if personally present. A majority of the proxies (or, if only one, then that one) or their substitutes acting at the meeting may exercise all powers hereby conferred.

This proxy when properly executed will be voted in the manner directed by the stockholder. Unless the stockholder indicates otherwise, the proxies will vote FOR the election of the nominees of the Board of Directors (item 1), FOR items 2 and 3 and AGAINST item 4.

If you participate in the Fortune Brands Stock Fund under a retirement savings trust, your signature on the reverse side will be a direction to the trustee to vote as instructed.

FORTUNE BRANDS, INC. P.O. BOX 11010 NEW YORK, N.Y. 10203-0010

Address Change/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

(Continued And To Be Signed On Other Side.)

PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY